Table of Contents

As submitted to the Securities and Exchange Commission on April 13, 2021.

Registration No. 333-254068

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Esports Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	7900	85-3201309
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

720 South 7th Street, 3rd Floor

Las Vegas, NV 89101

(702) 481-1779

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Aaron Speach, President and Chief Executive Officer

720 South 7th Street, 3rd Floor

Las Vegas, NV 89101

(702) 481-1779

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cavas S. Pavri Schiff Hardin LLP 100 N. 18th, Suite 300 Philadelphia, PA 19103 Telephone: (202) 724-6847 Fax: (202) 778-6460	Megan Penick Stephen Weiss Michelman & Robinson, LLP 800 Third Avenue 24th Floor New York, NY 10022 Telephone: 212-730-7700 Fax: 212-730-7725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, par value $0.001	$12,000,000.00	$1,309.00
Representatives’ Warrant to Purchase Common Stock
Shares of Common Stock issuable upon exercise of Representatives Warrant (2)	$1,008,000.00 (3)	$109.97
Common Stock, par value $0.001, to be sold by selling stockholders (4)	$8,746,986.00	$954.30
Total		$2,373.27

(1)	Previously paid. Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	The warrants are exercisable at a per share price equal to 120% of the public offering price.
(4)	Represents 1,457,831 shares of common stock at an assumed price of $6.00, the high end of the public offering price range.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•       Public Offering Prospectus. A prospectus to be used for the public offering of up to 2,000,000 shares of common stock of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•       Resale Prospectus. A prospectus to be used for the potential resale by the selling stockholders set forth therein of 1,457,831 shares of common stock (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•       they contain different front covers;

•       all references in the Public Offering Prospectus to “this offering” or “this initial public offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our common stock, in the Resale Prospectus;

•       all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Resale Prospectus;

•       they contain different Use of Proceeds sections;

•       a “Selling Stockholders” section is included in the Resale Prospectus;

•       the contain different “Summary—The Offering” sections;

•       the section “Shares Eligible For Future Sale—Selling Stockholder Resale Prospectus” from the Public Offering Prospectus is deleted from the Selling Stockholder Resale Prospectus;

•       the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place;

•       the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters; and

•       they contain different back covers.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholder.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated April 13, 2021.

2,000,000 Shares

Esports Technologies, Inc.

Common Stock

We are offering 2,000,000 shares of our common stock. We anticipate a public offering price between $5.00 and $6.00 per share.

Prior to this offering, there has been no public market for our common stock. We intend to list our common stock on the NASDAQ Capital Market under the symbol “EBET.” If our common stock is not approved for listing on the NASDAQ Capital Market, we will not consummate this offering.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

The registration statement of which this prospectus forms a part includes a separate prospectus to be used for the potential resale by certain selling stockholders of 1,457,831 shares of common stock. Any shares sold by the selling stockholders until our common stock is listed or quoted on an established public trading market will take place at $6.00, which is the high end of the public offering price range of the shares of common stock we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

An investment in our common stock involves significant risks. You should carefully consider the risk factors beginning on page 7 of this prospectus before you make your decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses.	$	$

(1)	See “Underwriting” for a description of compensation payable to the Underwriters.

Delivery of the shares is expected to be made on or about ________________, 2021.

Boustead Securities, LLC

The date of this prospectus is ___, 2021

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, each included elsewhere in this prospectus. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” or “our Company,” and “Esports Tech” refer to Esports Technologies, Inc., a Nevada corporation, and its wholly-owned subsidiaries.

Overview

We are a technology company developing and operating platforms focused on esports and competitive gaming. We operate a licensed online gambling platform, gogawi.com, which is an esports/sportsbook focused on bettors located in Asia and Latin America. We offer real money betting on esports events from around the world in a secure environment. We accept wagers on major esports titles including: Counter-Strike: GO, League of Legends, Dota 2, StarCraft 2, Rocket League, Rainbow Six, Warcraft 3, King of Glory and FIFA; as well as professional sports including the National Football League, National Basketball Association, Major League Baseball, soccer and more.

Esports is the competitive playing of video games by amateur and professional individuals and teams for cash prizes. Esports typically take the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter, and multiplayer online battle arena games. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation, Microsoft Xbox and WII Nintendo systems.

Although official competitions have long been a part of video game culture, participation and spectatorship of such events have seen a global surge in popularity over the past few years with the growth of online streaming and has been further accelerated by the cancelation of traditional sporting events worldwide due to the COVID-19 pandemic. As these esports matches are widely broadcasted and watched predominately online, live betting and wagering can occur on these matches, where it is legal and regulated.

In February 2021, we introduced an updated version of gogawi.com that we believe offers an enhanced user experience, including, expanded offerings and more customizable odds. Although we are focused on esports wagering, we also offer iGaming, which is online casino and table games such as blackjack, virtual sport computer simulated games and slot machines, as well as traditional sports betting, in the locations where we are licensed to do so.

Our gaming license from the Curacao Gaming Authority allows us to accept esports and sports wagers from residents of more than 149 jurisdictions. Historically, substantially all of our wagers have been sourced in the Philippines. During 2021 and in connection with the introduction of our updated website, we intend to target additional markets in which we are presently licensed to accept wagers, including Japan, Thailand, Mexico and South America.

Market for Esports Gambling

The advent of online streaming has turned esports into a global industry that includes professional players and teams competing in major events that are simultaneously watched in-person in stadiums and by online viewers, which regularly exceed 1,000,000 viewers for major tournaments. The impact of online streaming on the gaming industry has been so significant that video game developers are now building features into their games designed to facilitate competition. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv and youtube.com. This, in turn, has led to increases in wagering on these events.

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According to Newzoo, a gaming industry source for games market insights and analytics, the global video game market is forecast to be worth $159 billion in 2020. Esports revenue for 2020 is projected to be $1.488 billion (not including gambling) according to Green Man Gaming. According to H2 Gambling Capital and iGaming Business, the net revenue from regulated esports-specific betting will grow by 39% year-on-year in 2020, to reach $343 million, and by 2024, the market is projected to generate $862 million in revenue. We are not currently expecting any meaningful revenue generation from, the wider video game market or esports revenue opportunities, such as sponsorships, advertising, event and ticket sales or merchandise sales.

As the size of the market and the number of esports enthusiasts continues to grow, we anticipate the number of esports enthusiasts who gamble will grow concurrently which we believe may increase demand for our platform. Additionally, given the recent cancelations of sporting events and the ongoing COVID-19 global pandemic, along with the unknown timing of when life and business will return to normal, we believe a business opportunity exists to provide these opportunities to existing and new wagering customers as alternatives to live sporting events.

Future Products and Services

Our long-term strategy is to differentiate ourselves in the esports gaming industry by developing our own intellectual property in the form of new esports predictive gaming models, predictive consolidated data feeds, bet matching engine, and the platform and software services that allow distribution to both customers and business partners. This intellectual property, combined with the exclusivities we are securing for third-party intellectual property, will allow us to offer users expanded overall odds, expanded esports cash-out offerings, and expanded live-betting. If we are successful in the developing this intellectual property, in addition to providing our users these enhanced offerings, we believe we will be able to not only provide a superior product directly to the esports wagering customer but also partner with other gaming sites to generate revenue from the use of our technology.

Although we are not currently licensed to accept wagers in the United States, we intend to introduce a “free to play” online esports experience in the United States during 2021. Our “free to play” experience will allow users to predict esports match winners and outcomes without wagering real money. We will offer users ways to earn points on our site for loyalty and continued engagement. We anticipate monetizing the traffic via advertising (both display and affiliate) as well as offering microtransactions and in-game currencies. We believe the use of a point system allows customers the ability to get the experience of the site and features for free. By providing customer engagement through the accumulation of points is a form of engagement, customers can earn social bragging rights and notoriety for being on top of a leaderboard or receiving user badges and achievements for their continued activity on site.

Corporate Structure

Esports Technologies, Inc. was formed in Nevada in September of 2020. Upon formation, we entered into a share exchange agreement with the members of Global E-Sports Entertainment Group, LLC, pursuant to which we acquired 100% of Global E-Sports Entertainment Group, LLC, a Nevada limited liability company which, in turn, owns 100% of ESEG Limited, a corporation formed in Belize and which has operated our business since October 31, 2016.

Risks Relating to Our Business

As an online gambling platform, our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our securities. In particular, you should consider the following risks, which are discussed more fully in the section entitled “Risk Factors”:

•	Our current operations are entirely dependent on our Curacao gaming license, and if we do not retain such license, we will not be able to operate.

•	We are an early-stage company operating in a newly developing industry with limited resources.

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•	We are subject to payment-related risks, such as risks associated with the fraudulent use of credit or debit cards and risks related to our acceptance of cryptocurrency as a form of payment, which could have adverse effects on our business and revenues due to chargebacks from customers.

•	We have had difficulty accessing the service of banks, credit card issuers and payment processing services providers in the past, which may make it difficult to sell and collect on the sales of our products and services.

•	Our online offerings are part of new and evolving industries, presenting significant uncertainty and business risks.

•	We currently generate all of our revenue internationally and as a result, are subject to the risks related to international operations, which could negatively affect our results.

•	We may be unable to obtain licenses in new jurisdictions where our customers operate.

•	We conduct portions of our business in foreign currencies and bitcoin which can be subject to substantial fluctuations in value when compared to the U.S. dollar.

•

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.

•	Reductions in discretionary consumer spending could have an adverse effect on our business, financial condition, results of operations and prospects.

•	Our executive officers, directors, major stockholders and their respective affiliates will continue to exercise significant control over us after this offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

•	Our growth prospects depend on the legal status of real-money gaming in various jurisdictions, which may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions.

•	Our business is and will be subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing, and which could subject us to claims or otherwise harm our business.

•	As of the date of this offering, the COVID-19 pandemic is ongoing, causing deleterious and unpredictable effects on the U.S. and world economy. While vaccines have been developed, we do not yet know when or whether they will resolve the COVID-19 global pandemic crisis, the uncertainties that may arise in relation to the global or U.S. economy or the effects that it may have on our business and business development.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (JOBS Act), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.07 billion of non-convertible debt over a three-year period. So long as we remain an emerging growth company we may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Company Information

Our principal executive offices are located at 720 South 7th Street, 3rd Floor, Las Vegas, NV 89101. Our website address is www.esportstechnologies.com. The information on or accessible through our website is not part of this prospectus.

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Summary of the Offering

Securities we are offering	2,000,000 shares of common stock.
Common stock outstanding immediately before this offering	10,648,769 shares
Common stock outstanding immediately after this offering	12,648,769 shares
Use of proceeds

We estimate that the net proceeds from this offering will be approximately $10.0 million at an assumed initial public offering price of $5.50 per share, the midpoint of the range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the proceeds from this offering for technology development, marketing, and working capital. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our securities.
Lock-up

We, our directors, executive officers, and certain shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of at least three months after the date of this prospectus. See “Underwriting” for more information.

Proposed listing symbol	We have applied to have our common stock listed on the NASDAQ Capital Market under the symbol “EBET.”

The number of shares of common stock to be outstanding after this offering is based on 10,648,769 shares outstanding as of March 29, 2021, and does not give effect to:

•	2,233,541 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.45 per share;

•	3,825,000 shares of common stock issuable upon conversion of principal owed pursuant to outstanding convertible notes with a weighted average conversion price of $0.50 per share;

•	1,110,250 shares of common stock issuable to employees and consultants upon vesting over time or the completion of various performance milestones;

•

2,416,348 shares of common stock underlying outstanding options with a weighted average exercise price of $0.99 per share. 144,348 of these options vest at the close of the IPO and the remaining options vest over a four year period or at the completion of various performance milestones;

•	473,402 shares available for future issuance under the 2020 Esports Technologies, Inc. Stock Plan; and

•	140,000 shares of common stock issuable upon exercise of warrants to be issued to the underwriters in connection with this offering.

Unless otherwise indicated, this prospectus reflects and assumes no exercise by the underwriters of their over-allotment option.

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Summary Financial Data

The following tables set forth a summary of our financial data for the three months ended December 31, 2020 and the years ended September 30, 2020 and September 30, 2019. We have derived these data from our audited and unaudited financial statements appearing elsewhere in this prospectus. You should read this data together with our financial statements and related notes appearing elsewhere in this prospectus and the sections in this prospectus entitled “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results for any prior period are not necessarily indicative of our future results.

Statements of Operations Data	Three Months Ended December 31, 2020	Year ended September 30, 2020	Year ended September 30, 2019

Revenue	$10,794	$195,778	$140,982
Sales and marketing expense	39,253	–	–
Product and Technology Expense	505,935	–	–
General and administrative expense	1,593,711	192,160	48,426
Other expense	610,367	462,309	–
Net income (loss)	$(2,140,364)	$(573,255)	$24,103

Net loss per common share	$(0.30)	$(0.08)	$0.00

	As of December 31, 2020
Balance Sheet Data	Actual	As adjusted – IPO (1)

Cash and cash equivalents	$2,610,519	$13,310,204
Total assets	5,294,292	15,993,977
Working capital	2,425,198	13,124,883
Accumulated deficit	(4,200,257)	(4,200,257)
Total stockholders’ equity	4,075,592	14,775,277

(1) The as adjusted – IPO column reflects (i) the net proceeds from the issuance of 250,014 shares of common stock in a private placement at a purchase price of $3.00 per share completed in February 2021, and (i) the receipt of the net proceeds from the sale of shares of our common stock by us in this offering, at an assumed public offering price of $ 5.50 per share, the midpoint of the range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

A $1.00 increase (decrease) in the assumed public offering price of $ 5.50 per share, the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) each of cash and cash equivalents, additional paid-in capital, and total stockholders’ equity by approximately $1.86 million, assuming the number of shares offered by us as stated on the cover page of this prospectus remains unchanged and after deducting the estimated underwriting discounts and commissions payable by us. Similarly, each increase (decrease) of 100,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) each of cash and cash equivalents, additional paid-in capital, and total stockholders’ equity by $0. 51 million, assuming that the assumed public offering price of $ 5.50 per share, the midpoint of the range set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions payable by us.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Company’s Business, Operations and Industry

The COVID-19 pandemic and the efforts to mitigate its impact may have an adverse effect on our business, liquidity, results of operations, financial condition and price of our securities.

The pandemic involving the novel strain of coronavirus, or COVID-19, and the measures taken to combat it, may have certain and adverse effects on our business. Public health authorities and governments at local, national and international levels have implemented various measures to respond to this pandemic. Some measures that directly or indirectly impact our business include:

•	voluntary or mandatory quarantines;

•	restrictions on travel; and

•	limiting gatherings of people in public places.

While we are primarily an online business, such factors could nonetheless have a negative effect on our business and our ability to effectively and efficiently run our business. During the COVID-19 pandemic, we have undertaken certain measures in an effort to mitigate the spread of COVID-19, including, having our employees work remotely where possible, which may make maintaining our corporate operations, quality controls and internal controls difficult. Moreover, the COVID-19 pandemic and mitigation efforts may also adversely affect our customers’ financial condition, which could result in reduced spending and reduced use of our online gaming platform.

As events are rapidly changing, we do not know how long the COVID-19 pandemic and the measures that have been introduced to respond to it will disrupt our operations or the full extent of that disruption.  We also cannot predict how long the effects of COVID-19 and the efforts to contain it will continue to impact our business after the pandemic is under control. Governments could take additional restrictive measures to combat the pandemic that could further impact our business or the economy in the geographies in which we operate. It is also possible that the impact of the pandemic and response on our customers and markets will persist for some time after governments ease their restrictions. These measures may impact our business and financial condition as the responses to control COVID-19 continue.

We are an early development stage company with a limited operating history and a history of losses.

Although our predecessor has been in business since 2016, during our predecessor’s existence substantially all of our efforts were focused on developing our technology and intellectual property and operating our first generation website. As a result, we have generated extremely limited revenues and have incurred an accumulated deficit of approximately $4,200,257 as of December 31, 2020. There can be no assurance that we will ever generate meaningful revenues or be profitable. If we cannot achieve our business objectives, investors in our shares will likely suffer a loss of their entire investment.

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We have a new business model, which makes it difficult for us to forecast our financial results, creates uncertainty as to how investors will evaluate our prospects, and increases the risk that we will not be successful.

We have a new business model and are in the process of developing new offerings, including an updated sports betting technology platform. Accordingly, it will be difficult for us to forecast our future financial results, and it is uncertain how our new business model will affect investors’ perceptions and expectations with respect to our business and economic prospects. Additionally, our new business model may not be successful. Consequently, you should not rely upon any past financial results as indicators of our future financial performance.

Our current and future online offerings are part of new and evolving industries, presenting significant uncertainty and business risks.

The online gaming and interactive entertainment industry is relatively new and continuing to evolve. Whether these industries grow and whether our online business will ultimately succeed, will be affected by, among other things, developments in gaming platforms, legal and regulatory developments (such as the passage of new laws or regulations or the extension of existing laws or regulations to online gaming activities), taxation of gaming activities, data privacy laws and regulation and other factors that we are unable to predict and which are beyond our control. Given the dynamic evolution of these industries, it can be difficult to plan strategically, and it is possible that competitors will be more successful than us at adapting to the changing landscape and pursuing business opportunities. Additionally, as the online gaming industry advances, including with respect to regulation, we may become subject to additional compliance-related costs. Consequently, we are unable to provide assurance that our online and interactive offerings will grow at anticipated rates or be successful in the long term.

We have a limited operating history and we expect a number of factors will cause our operating results to fluctuate on an annual basis, which may make it difficult to predict our future performance.

We are an esports gambling platform with a limited operating history. Consequently, any predictions made about our future success or viability may not be as accurate as they could be if we had a longer operating history. We anticipate that our operating results will significantly fluctuate from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. In particular, you should consider that we cannot provide assurance that we will be able to:

•	successfully develop and introduce our updated website;

•	maintain our management team;

•	raise sufficient funds in the capital markets to effectuate our business plan;

•	attract, enter into or maintain contracts with, and retain customers; and/or

•	compete effectively in the extremely competitive environment in which we operate.

These factors are our best estimates of possible factors that will affect our future operating results, however, they should not be considered a complete recitation of possible factors that could affect the Company. In addition, we do not know how the economic and societal impact of the ongoing COVID-19 global pandemic may negatively affect our current and future operations and development. Accordingly, the results of any historical quarterly or annual periods should not be relied upon as indications of future operating performance.

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We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.

To date, we have relied primarily on equity financing to carry on our business. We have limited financial resources, no operating cash flow and no assurance that sufficient funding will be available to us to fund our operating expenses and to further develop our business. We expect the net proceeds from this offering, along with our current cash position, will enable us to fund our operating expenses and capital expenditure requirements for at least the next twelve months. Thereafter, unless we achieve profitability, we anticipate that we will need to raise additional capital to fund our operations while we implement and execute our business plan. We currently do not have any contracts or commitments for additional financing. In addition, any additional equity financing may involve substantial dilution to our existing shareholders. There can be no assurance that such additional capital will be available on a timely basis or on terms that will be acceptable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of operations or the further development of our business with the possible loss of such properties or assets. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund our business or the expansion thereof, take advantage of strategic acquisitions or investment opportunities or respond to competitive pressures. Such inability to obtain additional financing when needed could have a material adverse effect on our business, results of operations, cash flow, financial condition and prospects.

We currently generate all of our revenue internationally in a very small number of countries. As such, we are particularly at risk of macroeconomic conditions and social and political instability in these countries, as well as changing government policies and legislation in these countries, each of which could negatively affect our results.

All of our operations are conducted in foreign jurisdictions, particularly in the Philippines and, to a lesser extent, Latin America. As such, our operations may be adversely affected by changes in foreign government policies and legislation or social and political instability in the limited jurisdictions in which we operate and other factors which are not within our control, including, but not limited to:

•	recessions in the foreign countries that we operate in, which may reduce customer demand. As we currently generate a substantial portion of our revenue from a small number of countries, macroeconomic conditions or civil unrest in those countries may adversely affect our business.

•	changes in gaming policies and regulatory requirements, particularly in the small number of countries in which we currently operate. We currently operate in countries that do not require licensing or regulatory requirements other than our Curacao license. To the extent any of the countries in which we operate change their licensing or regulatory requirements, we will not be able to operate in these jurisdictions until we are able to satisfy such new regulatory requirements.

We may in the future enter into agreements and conduct activities outside of the jurisdictions where we presently conduct business, which expansion may present challenges and risks that we have not faced in the past, and which we may not be able to anticipate, any of which could adversely affect our results of operations and/or financial condition.

We are subject to foreign currency fluctuations, particularly with respect to the Philippine Peso.

All of our operations are conducted internationally, particularly in the Philippines. Upon receipt of customer deposits in the Philippines, we generally convert such deposits into Euros at the current exchange rate. Conversely, when we are required to pay out customers we convert Euros into the local currency to make such payments. As such, the amounts we receive from our customers in deposits and the amounts we are required to pay out to our customers in winnings could have an adverse effect on our financial results due to changes in the value of the local currency relative to the Euro. Accordingly, currency fluctuations could have a material adverse effect on our business, financial condition and results of operations by increasing our expenses and reducing our income.

9

Participation in the sports betting industry exposes us to trading, liability management, and pricing risk, any of which may expose us to and cause us to experience lower than expected profitability and potentially significant losses.

Our fixed-odds betting products involve betting where winnings are paid on the basis of the stakes placed and the odds quoted. We currently generate the initial odds on our platform from a third party service provider. Since the introduction of our updated version of gogawi.com in February 2021, we have utilized the platform provided by Galaxy Group Ltd., or UltraPlay, which platform includes providing odds for all of categories of sporting and esports events that we offer on our site. As such, we do not accept bets for any events for which UltraPlay has not established initial odds, and we do not have any input as to the events UltraPlay carries. Although the initial odds on our site are based on odds provided by UltraPlay, we are able to modify the odds based on our own modeling. These modifications can involve lowering the over-round, which is the house’s profit margin on a wager, or adjusting the overall odds on an event. We do not intend to make modifications on non-esports events, but we have begun adjusting odds on a limited number of esports events based on our internal modeling. The determination of which esports events for which we modify odds is based on data from our internal modeling, which we have only recently begun to develop. Our decision to modify the UltraPlay odds will adjust the risk profile of the wagers we accept. Notwithstanding UltraPlay’s considerable experience as a wagering platform and our limited experience in establishing odds, we believe that establishing odds for esports matches is more difficult as the data required to generate the odds is significantly more limited due to the general newness of the industry. As such, we believe the odds provided by UltraPlay reflect this lack of predictability by increasing the over-round as compared to traditional sports. Our initial adjustments to the UltraPlay odds will focus on decreasing the over-round. This may increase the potential risk we accept on our platform. We determine the level of risk we are willing to accept on odds-adjusted events based on our internal modeling, which may prove to be incorrect and, accordingly, may cause us to incur larger losses than if we did not adjust the UltraPlay odds. Regardless of whether we utilize our odds or the UltraPlay odds, we are required to cover losses on wagers in the same manner through our platform. As we develop additional modeling, we intend to increase the number of esports events for which we modify the initial odds provided by UltraPlay. We believe our ability to provide alternate odds on esports events will differentiate us from competitors that use the same or similar platforms.

By providing alternate odds we may increase our pricing risk if our internal modeling is incorrect. Odds are determined with the objective of providing a positive return to the bookmaker over a large number of events. However, there can be significant variation in gross win percentage event-by-event and day-by-day. There can be no assurance that we will be effective in reducing our exposure to such risk in the future. As a result, in the short term, there is less certainty of generating a positive gross win, and we may experience significant losses with respect to individual events or betting outcomes, in particular if large individual bets are placed on an event or betting outcome or series of events or betting outcomes. Odds compilers and risk managers are capable of human error and, thus, even when allowing for the fact that a number of betting products are subject to capped pay-outs, significant volatility can occur. Any significant losses on a gross-win basis could have a material adverse effect on our business, financial condition and results of operations.

Our agreement with UltraPlay includes certain one-time payments related to the update of our website, as well as ongoing royalty payments, ranging from the high single-digit percentages to low double-digit percentages, based on gross gaming revenue, which is based on losing bet volume less winning bet volume. The initial term of our agreement with UltraPlay ends in September 2021, and thereafter the agreement will continue for renewable six-month periods, provided that either party can terminate the agreement on 60 days’ notice prior to the end of each renewal period. We believe there are multiple available wager platforms and odds providers that we may engage with and, as such, we believe the 60 day notice period is sufficient time to enter into an agreement with an alternate provider, should the need so arise. Nonetheless, in such event, there is no assurance that we will be able to enter into future agreements with other providers on a timely basis, which may cause interruptions in our service.

The esports betting industry is new and evolving, which makes the establishment of odds for esports matches more difficult than traditional sports betting and which exposes us to potentially greater risks than competitors that focus solely on traditional sports wagering.

The esports betting industry is new and evolving. Unlike traditional sports odds-making that is well established, establishing odds for esports matches is more difficult as the data required to generate the odds is significantly more limited due to the general newness of the industry. As such, we believe there may be greater volatility in betting esports matches, as compared to traditional sports, which may cause greater volatility in our business. In connection with the initial rollout of our updated site, we are currently dependent on UltraPlay to provide odds. Our long-term strategy is to differentiate ourselves in the esports gaming industry by developing our own intellectual property in the form of new esports predictive gaming models, which we believe will help us establish better odds than are currently available in the industry. However, we can provide no assurance that we will be successful in creating esports predictive gaming models that are superior to current odds providers. Furthermore, even if we are able to create such a model, we can provide no assurance that esports betting will not remain more volatile than traditional sports betting.

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We rely on other third-party data providers for real-time and accurate data for events, and we cannot guarantee that such third parties will perform adequately or will not terminate their relationships with us.

We currently rely on third-party data providers to obtain accurate information regarding schedules, results, performance and outcomes of events. We rely on this data to determine when and how bets are settled. If we experience errors or delays in receiving this data, it may result in us incorrectly settling bets. If we cannot adequately resolve the issue with our users, our users may have a negative experience with our offerings, our brand or reputation may be negatively affected and our users may be less inclined to continue or resume utilizing our products or recommend our platform to other potential users.

Our success in the competitive gaming and interactive entertainment industries depends on our ability to develop and manage frequent introductions of innovative products and operate within the guidelines of the content owners (publishers) in order to attract and retain users.

The online gaming and interactive entertainment industries are characterized by dynamic customer demand and technological advances. As a result, we must continually introduce and successfully market new technologies in order to remain competitive and effectively stimulate customer demand. The process of developing new products and systems is inherently complex and uncertain. It requires accurate anticipation of changing customer needs and end user preferences as well as emerging technological trends. If our competitors develop new content and technologically innovative products, and we fail to keep pace, our business could be adversely affected. Additionally, the introduction of products embodying new technology and the emergence of new industry standards can render our existing offerings obsolete and unmarketable. To remain competitive, we must invest resources towards research and development efforts to introduce new and innovative products with dynamic features to attract new customers and retain existing customers. If we fail to accurately anticipate customer needs and end-user preferences through the development of new products and technologies, we could lose business to our competitors, which would adversely affect our results of operations and financial position.

We can provide no assurance that we will successfully develop new products or enhance and improve our existing products, that new products and enhanced and improved existing products will achieve market acceptance or that the introduction of new products or enhanced existing products by others will not render our products obsolete. Dynamic customer demand and technological advances often demand high levels of research and development expenditures in order to meet accelerated product introductions, and the life cycles of certain products may be short, which could adversely affect our operating results. In some cases, our new products and solutions may require long development and testing periods and may not be introduced in a timely manner or may not achieve the broad market acceptance necessary to generate significant revenue. Our inability to develop solutions that meet customer needs and compete successfully against competitors’ offerings could have a material adverse effect on our business, financial condition and results of operations.

Reductions in discretionary consumer spending could have an adverse effect on our business, financial condition, results of operations and prospects.

The demand for entertainment and leisure activities tends to be highly sensitive to changes in consumers’ disposable income, and thus can be affected by changes in the economy and consumer tastes, both of which are difficult to predict and beyond our control. Unfavorable changes in general economic conditions, including recessions, economic slowdown, and sustained high levels of unemployment may reduce customers’ disposable income or result in fewer individuals engaging in entertainment and leisure activities, including gambling. As a result, we cannot ensure that demand for our products or services will remain constant. Continued or renewed adverse developments affecting economies throughout the world, including a general tightening of availability of credit, decreased liquidity in many financial markets, increasing interest rates, increasing energy costs, acts of war or terrorism, natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines in stock markets, could lead to a further reduction in discretionary spending on leisure activities, such as gambling. Any significant or prolonged decrease in consumer spending on entertainment or leisure activities could reduce our online games, reducing our cash flows and revenues. If we experience a significant unexpected decrease in demand for our products, we could incur losses.

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Negative events or negative media coverage relating to, or a declining popularity of, daily fantasy sports, sports betting, the underlying sports or athletes, online sports betting or esports in particular, could have an adverse impact on our business.

Public opinion can significantly influence our business. Unfavorable publicity regarding us, for example, changes to our product, product quality, litigation, or regulatory activity, or regarding the actions of third parties with whom we have relationships or the underlying sports or esports could seriously harm our reputation. Negative public perception could also lead to new restrictions on or to the prohibition of esports or sports betting in jurisdictions in which we currently operate. Such negative publicity could also adversely affect the size, demographics, engagement, and loyalty of our customer base and result in decreased revenue or slower user growth rates, which could seriously harm our business.

Public opinion can also exert a significant influence over the regulation of the gaming industry. A negative shift in the public’s perception of gaming could affect future legislation in different jurisdictions. Among other things, such a shift could cause jurisdictions to abandon proposals to legalize gaming, thereby limiting the number of new jurisdictions into which we could expand. Negative public perception could also lead to new restrictions on or to the prohibition of gaming in jurisdictions in which we currently operate.

We face competition from other companies and our operating results will suffer if we fail to compete effectively.

There is intense competition amongst gaming solution providers. There are a number of established, well financed companies producing both land-based and online gaming and interactive entertainment products and systems that compete with the products of the Company. As most of our competitors have financial resources that are greater than us, they may spend more money and time on developing and testing products, undertake more extensive marketing campaigns, adopt more aggressive pricing policies or otherwise develop more commercially successful products than us, which could impact our ability to win new marketing contracts. Furthermore, new competitors may enter our key market areas. If we are unable to obtain significant market presence or if we lose market share to our competitors, our results of operations and future prospects would be materially adversely affected. There are many companies with already established relationships with third parties, including gaming operators that are able to introduce directly competitive products and have the potential and resources to quickly develop competitive technologies. Our success depends on our ability to develop new products and enhance existing products.

We rely on third-party payment processors to process deposits and withdrawals made by our users into the platform, and if we cannot manage our relationships with such third parties or other payment-related risks occur (such as risks associated with the fraudulent use of credit or debit cards, which could have adverse effects on our business due to chargebacks from customers), our business, financial condition and results of operations could be adversely affected.

We allow funding and payments to accounts using a variety of methods, including electronic funds transfer (“EFT”), and credit and debit cards. As we continue to introduce new funding or payment options to our players, we may be subject to additional regulatory and compliance requirements. We also may be subject to the risk of fraudulent use of credit or debit cards, or other funding and/or payment options. For certain funding or payment options, including credit and debit cards, we may pay interchange and other fees which may increase over time and, therefore, raise operating costs and reduce profitability. We rely on third parties to provide payment-processing services and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We have had difficulty accessing the service of banks, credit card issuers and payment processing services providers in the past, which may make it difficult to sell and collect on the sales of our products and services. We are also subject to rules and requirements governing EFT which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees or possibly lose our ability to accept credit or debit cards, or other forms of payment from customers which could have a material adverse impact on our business.

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Chargebacks occur when customers seek to void credit card or other payment transactions. Cardholders are intended to be able to reverse card transactions only if there has been unauthorized use of the card or the services contracted for have not been provided. In our industry, customers occasionally seek to reverse online gaming losses through chargebacks, which have adverse effects on our business or results of operations.

We rely on licenses to use the intellectual property rights of third parties which are incorporated into our products and services, and our failure to renew or expand existing licenses may require us to modify, limit or discontinue certain offerings.

A significant portion of our revenues may be generated from products using intellectual property we license from third-parties. For example, we license intellectual property from third parties for use in our gaming products. Our future success may depend upon our ability to obtain licenses to use new and existing intellectual property and our ability to retain or expand existing licenses for certain products. If we are unable to obtain new licenses or renew or expand existing licenses, our operating results would be negatively impacted if we were unsuccessful in licensing certain of those rights and/or protecting those rights from infringement, including losses of proprietary information from breaches of our cyber security efforts.

We rely on information technology and other systems and platforms (including with respect to validating the identity and location of our users), and any failures, errors, defects or disruptions in our and third-party systems or platforms could diminish our brand and reputation, subject us to liability, disrupt our business, and adversely affect our operating results and growth prospects.

Our business depends upon the capacity, reliability and security of the infrastructure owned by third parties over which our offerings are deployed. We have no control over the operation, quality or maintenance of a significant portion of that infrastructure or whether or not those third parties will upgrade or improve their equipment. If one or more of these companies is unable or unwilling to supply or expand our levels of service in the future, our operations could be adversely impacted. Also, to the extent the number of users of networks utilizing our future products and services suddenly increases, the technology platform and secure hosting services which will be required to accommodate a higher volume of traffic may result in slower response times or service interruptions. System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the networks to users. In addition, users depend on real-time communications; outages caused by increased traffic could result in delays and system failures. These types of occurrences could cause users to perceive that our products and services do not function properly and could therefore adversely affect our ability to attract and retain licensees, strategic partners and customers.

Information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

We receive, process, store and use personal information and other customer data. There are numerous federal, state and local laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other data. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us which could have an adverse impact on our business. The costs of compliance with these types of laws may increase in the future as a result of changes in interpretation or changes in law. Any failure on our part to comply with these types of laws may subject us to significant liabilities.

Third parties we work with may violate applicable laws or our policies, and such violations may also put our customers’ information at risk and could in turn have an adverse impact on our business. We will also be subject to payment card association rules and obligations under each association’s contracts with payment card processors. Under these rules and obligations, if information is compromised, we could be liable to payment card issuers for the associated expense and penalties. If we fail to follow payment card industry security standards, even if no customer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs.

13

Security breaches, computer malware and computer hacking attacks have become more prevalent. Any security breach caused by hacking which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our players may harm our reputation and our ability to retain existing players and attract new players.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

We are subject to risks related to holding cryptocurrencies and accepting cryptocurrencies as a form of payment.

We have in the past, and may in the future, accept bitcoin or other cryptocurrencies from our customers as a form of deposit on our platform.

Cryptocurrencies are not considered legal tender or backed by any government and have experienced price volatility, technological glitches and various law enforcement and regulatory interventions. The use of cryptocurrency such as bitcoin has been prohibited or effectively prohibited in some countries. If we fail to comply with any such prohibitions that may be applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences.

Cryptocurrencies have in the past and may in the future experience periods of extreme volatility. Fluctuations in the value of any cryptocurrencies that we hold may also lead to fluctuations in the value of our common stock. In addition, there is substantial uncertainty regarding the future legal and regulatory requirements relating to cryptocurrency or transactions utilizing cryptocurrency. For instance, governments may in the near future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. In such case, ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. These uncertainties, as well as future accounting and tax developments, or other requirements relating to cryptocurrency, could have a material adverse effect on our business.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially our Chairman and Chief Executive Officer, Aaron Speach, and our Chief Operating Officer, Bart Barden. We do not presently maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. The loss of any of our executive officers could cause our business to be disrupted, and we may incur additional and unforeseen expenses to recruit and retain new officers.

14

Risks Related to the Company’s Legal and Regulatory Requirements

Our current operations are entirely dependent on our Curacao gaming license, which is a sublicense of a master license, and if we do not retain such sublicense or if the holder of the master license does not retain such master license, we will not be able to operate.

The Curacao Ministry of Justice has only granted four online gaming Master Licenses. Our license is a sublicense from one of the four master license holders, Gaming Services Provider N.V. #365/JAZ. The Curacao Ministry of Justice allows an applicant for a sublicense from a Master License holder to operate under the master license holder’s license, so long as they meet certain operating and compliance criteria. These criteria must be met at the stage of application as well as on an ongoing basis. As such, so long as we maintain the requisite criteria for holding the sublicense, as a sublicensee we can enjoy the same privileges and rights that the Master License holder has, but without the ability to issue licenses.

All of our operations are conducted pursuant to the foregoing sublicense. If we are unable to maintain our gaming license for any reason, we would be unable to conduct any gaming business and our business would be materially harmed. Additionally, if the holder of the Master License was unable to maintain its Master License because it violated the terms of the Master License or because another sublicense holder committed a violation that caused the Master License holder to lose the Master License, we would be unable to conduct any gaming business and our business would be materially harmed.

In addition, under our gaming license, we can accept wagers from residents of a limited number of jurisdictions, primarily in parts of Asia and South America. In order to expand our operations in the future, particularly into the United States and many European countries, we will need to obtain gaming licenses in such jurisdictions or partner with companies already operating in such jurisdictions. We can provide no assurance that we will be able to maintain our current gaming license or obtain future gaming licenses.

We cannot be certain that our platform will maintain regulatory approval, and without regulatory approval we will not be able to market and grow our business around the world.

Any license, permit, approval or finding of suitability may be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for a license in another jurisdiction. We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process which could adversely affect our operations. A gaming regulatory body may refuse to issue or renew a registration.

We currently block direct access to wagering on our website from the United States and other jurisdictions in which we do not have license to operate through IP address filtering. Individuals are required to enter their age upon gaining access to our platform. Despite all such measures, it is conceivable that that a user, under age, or otherwise could devise a way to evade our blocking measures and access our website from the United States or any other foreign jurisdiction in which we are not currently permitted to operate.

Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. Licenses, approvals or findings of suitability may be revoked, suspended or conditioned. In sum, we may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals. The licensing process may result in delays or adversely affect our operations and our ability to maintain key personnel, and our efforts to comply with any new licensing regulations will increase our costs.

If our trading platform, which is in development, is deemed to be a secondary exchange or alternative trading platform, we will likely be required to terminate such platform, which will adversely affect our financial condition and future business strategy.

We intend to build a trading platform which will allow for more of a business-to-business experience by matching up larger volume betting and position asks across businesses operating in the esports wagering space. When the platform is introduced, we will seek to have other wagering sites as customers or users of the platform. If a wagering site had a position in a particular esports event for which it wished to reduce its exposure, the site would seek to take (or request) a matching wager on the platform and another customer or user of the platform could choose to accept such wager. By doing so, the initial wagering site would reduce its overall exposure to the esports event. We currently expect that we would receive a fee on each matched transaction. At this time, the size of the fee is unknown, but would likely be relative to the size of the wager.

We do not believe such a platform would be considered to be a marketplace for “securities” or that it would be considered to be a secondary exchange or alternative trading platform in the jurisdictions in which we intend to operate, which would expose us to significant and costly regulation in such jurisdictions. However, as platforms of this nature are new and evolving, we can provide no assurance that one or more jurisdictions would not deem our platform to be a secondary exchange or alternative trading platform. Such a determination would subject us to significant regulations and costs, and would likely result in our being unable to operate the platform in those jurisdictions. In addition, to the extent we have not complied with any laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition. If we were required to cease the use of our platform, we would have expended material costs and expenses for a product that we could not utilize and our business would be materially harmed.

15

We are subject to various laws relating to foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business.

Violations of these laws and regulations could result in significant fines, criminal sanctions against us, our officers or our employees. Additionally, any such violations could materially damage our reputation, brand, international expansion efforts, ability to attract and retain employees and our business, prospects, operating results and financial condition.

Historically, we have dealt with significant amounts of cash in our operations, which have subjected us to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by us could have a material adverse impact on our business.

Our growth prospects depend on a variety of U.S. and foreign laws, many of which are unsettled and still developing with respect to the legal status of real-money gaming in various jurisdictions, regulatory restrictions and/or taxes which could subject us to claims or otherwise harm our business.

If a large number of U.S. states or the federal government enact online real money gaming legislation and we are unable to obtain the necessary licenses to operate online real money gaming websites in the United States jurisdictions where such games are legalized, our future growth in real money gaming could be materially impaired.

States or the federal government may legalize online real money gaming in a manner that is unfavorable to us. Several states and the federal government are considering draft laws that require online casinos to also have a license to operate a brick-and mortar casino, either directly or indirectly through an affiliate. If state jurisdictions enact legislation legalizing online real money casino gaming subject to this brick-and-mortar requirement, we may be unable to offer online real money gaming in such jurisdictions if we are unable to establish an affiliation with a brick-and-mortar casino in such jurisdiction on acceptable terms.

In the online real money gaming industry, a significant “first mover” advantage exists. Our ability to compete effectively in respect of a particular style of online real money gaming in the United States may be premised on introducing a style of gaming before our competitors. Failing to do so could materially impair our ability to grow in the online real money gaming space.

16

Failure to protect or enforce our intellectual property rights or the costs involved in such enforcement could harm our business, financial condition, and results of operations.

We may from time to time seek to enforce our intellectual property rights against infringers when we determine that a successful outcome is probable and may lead to an increase in the value of the intellectual property. If we choose to enforce our intellectual property rights against a party, then that individual or company has the right to ask the court to rule that such rights are invalid or should not be enforced. These lawsuits and proceedings are expensive and would consume time and resources and divert the attention of managerial and operational personnel even if we were successful in stopping the infringement of such rights. In addition, there is a risk that the court will decide that such rights are not valid and that we do not have the right to stop the other party from using the inventions.

Further, our competitors have been granted patents protecting various gaming products and solutions. If our products and solutions employ these processes, or other subject matter that is claimed under our competitors’ patents, or if other companies obtain patents claiming subject matter that we use, those companies may bring infringement actions against us. The question of whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. In addition, because patent applications can take many years to issue, there may be applications now pending of which we are unaware, which might later result in issued patents that our products and solutions may infringe. There can be no assurance that our products will not be determined to have infringed upon an existing third-party patent. If any of our products and solutions infringes a valid patent, we may be required to discontinue offering certain products or systems, pay damages, purchase a license to use the intellectual property in question from its owner, or redesign the product in question to avoid infringement. A license may not be available or may require us to pay substantial royalties, which could in turn force us to attempt to redesign the infringing product or to develop alternative technologies at a considerable expense. Additionally, we may not be successful in any attempt to redesign the infringing product or to develop alternative technologies, which could force us to withdraw our products or services from the market.

We may also infringe other intellectual property rights belonging to third parties, such as trademarks, copyrights and confidential information. As with patent litigation, the infringement of trademarks, copyrights and confidential information involve complex legal and factual issues and our products, branding or associated marketing materials may be found to have infringed existing third-party rights. When any third-party infringement occurs, we may be required to stop using the infringing intellectual property rights, pay damages and, if we wish to keep using the third party intellectual property, purchase a license or otherwise redesign the product, branding or associated marketing materials to avoid further infringement. Such a license may not be available or may require us to pay substantial royalties.

The success of our business depends on our continued ability to use our tradenames in order to increase our brand awareness. As of the date hereof, we do not have any federally registered trademarks owned by us, but we may pursue registered trademarks in the future. The unauthorized use or other misappropriation of any of the foregoing trademarks or tradenames could diminish the value of our business which would have a material adverse effect on our financial condition and results of operation.

If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our technology and products could be significantly diminished.

We rely on trade secrets to protect our proprietary technologies. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

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Risks Related to Our Common Stock and this Offering

Our executive officers and directors will continue to exercise significant control over us after this offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Immediately following the completion of this offering, the existing holdings of our executive officers and directors, will be, in the aggregate, approximately 4.0% of our outstanding common stock. As a result, these stockholders will be able to influence our management and affairs and control the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets.

These stockholders acquired their shares of common stock for substantially less than the price of the shares of common stock being acquired in this offering, and these stockholders may have interests, with respect to their common stock, that are different from those of investors in this offering and the concentration of voting power among one or more of these stockholders may have an adverse effect on the price of our common stock.

In addition, this concentration of ownership might adversely affect the market price of our common stock by: (1) delaying, deferring or preventing a change of control; (2) impeding a merger, consolidation, takeover or other business combination involving us; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively.

We will have considerable discretion in the application of the net proceeds of this offering. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Sales of a substantial amount of our common stock in the public market, particularly sales by our directors, executive officers and significant stockholders, or the perception that these sales could occur, could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market, particularly sales by our directors, executive officers and principal stockholders, or the perception that these sales might occur, could cause the market price of our common stock to decline. The shares of our common stock being sold in this offering are freely tradable in the public market without restrictions or further registration. With respect to the remaining shares, our directors, executive officers and the holders of substantially all of our common stock outstanding prior to this offering (or issued upon conversion of convertible securities in connection with this offering ) have entered into lock-up agreements with us that, for a period of at least three months from the date of this offering and ending over one year from this offering, subject to certain exceptions, prohibit them from offering for sale, selling, contracting to sell, granting any option for the sale of, transferring or otherwise disposing of any shares of our common stock and of any securities convertible into or exercisable for our common stock, without the prior written consent of the underwriters in this offering or us, as the case may be.

When the applicable lock-up periods expire, our security holders subject to a lock-up agreement will be able to sell shares of our common stock in the public market. In addition, the underwriters may, in their discretion, permit our security holders to sell shares prior to the expiration of the restrictive provisions contained in the lock-up agreements. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur or early release of these agreements could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

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In addition, we intend to file a registration statement to register shares reserved for future issuance under our equity compensation plans. Subject to the satisfaction of applicable vesting requirements and expiration of the lock-up agreements referred to above, the shares issued upon exercise of outstanding stock options will be available for immediate resale in the open market.

If our stock price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Nevada law and provisions in our articles of incorporation and bylaws could make a takeover proposal more difficult.

We are a Nevada corporation and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our articles of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our articles of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders; do not provide stockholders with the ability to cumulate their votes; and

•	provide that our board of directors may amend our bylaws.

Additionally, our authorized capital includes preferred stock issuable in one or more series. Our board has the authority to issue preferred stock and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our company.

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Our management team has limited experience managing a public company and regulatory compliance may divert our attention from the day-to-day management of its business.

Our management team has limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. These obligations typically require substantial attention from our senior management and could divert our attention away from the day-to-day management of our business.

Purchasers in this offering will experience immediate and substantial dilution in net tangible book value.

The initial public offering price is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of common stock in this offering will experience immediate and substantial dilution on a book value basis. The dilution per share in the net tangible book value per share of common stock will be $4.53 per share, based on a $ 5.50 initial public offering price (the midpoint of the range set forth on the cover page of this prospectus). If outstanding stock options and warrants to purchase shares of common stock are exercised, there would be further dilution. See “Dilution.”

Your ownership may be diluted if additional capital stock is issued to raise capital, to finance acquisitions or in connection with strategic transactions.

We intend to seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing equity or convertible debt securities in addition to the shares issued in this offering, which would reduce the percentage ownership of our existing stockholders. Our board of directors has the authority, without action or vote of the stockholders, to issue all or any part of our authorized but unissued shares of common or preferred stock. Our articles of incorporation authorize us to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Future issuances of common or preferred stock would reduce your influence over matters on which stockholders vote and would be dilutive to earnings per share. In addition, any newly issued preferred stock could have rights, preferences and privileges senior to those of the common stock. Those rights, preferences and privileges could include, among other things, the establishment of dividends that must be paid prior to declaring or paying dividends or other distributions to holders of our common stock or providing for preferential liquidation rights. These rights, preferences and privileges could negatively affect the rights of holders of our common stock, and the right to convert such preferred stock into shares of our common stock at a rate or price that would have a dilutive effect on the outstanding shares of our common stock.

As an “emerging growth company” under the Jumpstart Our Business Startups Act, or JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of this offering;

•	the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

•	the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws.

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For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor report on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

•	submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

•

include detailed compensation discussion and analysis in our filings under the Securities Exchange Act of 1934, as amended, and instead may provide a reduced level of disclosure concerning executive compensation;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our common stock less attractive as a result of our election, we may have difficulty raising all of the proceeds we seek in this offering.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

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Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements.  In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to introduce our updated website on the timeline indicated in this prospectus;

•	our ability to obtain additional funding to develop additional services and offerings;

•	compliance with obligations under intellectual property licenses with third parties;

•	market acceptance of our new offerings;

•	competition from existing online offerings or new offerings that may emerge;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•	our ability and third parties’ abilities to protect intellectual property rights;

•	our ability to adequately support future growth; and

•	our ability to attract and retain key personnel to manage our business effectively.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

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Use of Proceeds

We estimate that we will receive net proceeds from the sale of common stock of approximately $ 10.0 million, based upon an assumed initial public offering price of $5.50 per share, the midpoint of the range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds as follows: (i) $2.5 million for product and technology development; (ii) $4.5 million for marketing; and (iii) the remainder for working capital.

We believe the net proceeds of this offering, together with our cash and cash equivalents, will be sufficient to meet our cash, operational and liquidity requirements for at least twelve months.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. treasury bills and similar securities investments pending their use.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, provisions of applicable law and other factors the board deems relevant.

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Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020 on:

•	an actual basis; and

•	a pro forma as adjusted basis after giving effect to: (1) the net proceeds received from the sale of 250,014 shares at $3.00 per share that were issued in our private placement completed February 2021, and (3) the sale of 2,000,000 shares of our common stock in this offering at a public offering price of $5.50 (the midpoint of the range set forth on the cover page of this prospectus), and our receipt of the estimated $10.0 million in net proceeds from this offering, after deducting underwriting commissions and estimated offering expenses payable by us.

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	At December 31, 2020
	Actual	Pro Forma
Cash and cash equivalents	$2,610,519	$13,310,204

Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 authorized, 0 shares issued and outstanding	–	–
Common stock, $0.001 par value: 100,000,000 shares authorized, actual and pro forma; 10,398,755 shares issued and outstanding, actual and 12,898,793 shares issued and outstanding, pro forma	10,398	12,648
Additional paid-in capital	8,265,451	18,962,886
Accumulated deficit	(4,200,257)	(4,200,257)
Total stockholders’ equity	4,075,592	14,775,277

Total capitalization	$4,075,592	$14,775,277

The number of shares of common stock to be outstanding after this offering is based on 10,398,755 shares outstanding as of December 31, 2020, and does not give effect to:

•	2,233,541 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.45 per share;

•	3,825,000 shares of common stock issuable upon conversion of principal owed pursuant to outstanding convertible notes with a weighted average conversion price of $0.50 per share;

•	1,110,250 shares of common stock issuable to employees and consultants upon vesting over time or the completion of various performance milestones;

•	2,416,348 shares of common stock underlying outstanding options with a weighted average exercise price of $0.99 per share. 144,348 of these option vest at the close of the IPO and the remaining option vest over a four year period or at the completion of various performance milestones; and

•	473,402 shares available for future issuance under the 2020 Esports Technologies, Inc. Stock Plan.

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Dilution

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

As of December 31, 2020, our net tangible book value was $1,808,026, or $0.17 per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the pro forma net tangible book value per share of common stock after the offering. After giving effect to (i) the sale of 250,014 shares to be issued in our private placement that was completed in February 2021, and (ii) the sale of 2,000,000 shares of common stock in this offering at the offering price of $ 5.50 per share, the midpoint of the range set forth on the cover page of this prospectus, and after deducting underwriting commissions and estimated offering expenses payable by us, but without adjusting for any other change in our net tangible book value subsequent to December 31, 2020, our pro forma net tangible book value would have been $0.97 per share. This represents an immediate increase in pro forma net tangible book value of $0.80 per share to our existing stockholders and immediate dilution of $4.53 per share to new investors purchasing shares at the proposed public offering price.

The following table illustrates the dilution in pro forma net tangible book value per share to new investors as of December 31, 2020:

Assumed initial public offering price per share	$5.50
Net tangible book value per share at December 31, 2020	$0.17
Increase in net tangible book value per share to the existing stockholders attributable to this offering and February 2021 private placement	$0.80
Adjusted net tangible book value per share after this offering	$0.97

Dilution in net tangible book value per share to new investors	$4.53

The following tables set forth, as of February 22, 2020, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by the existing holders of our common stock and the price to be paid by new investors at the public offering price.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	10,648,769	84.2%	$5,710,940	34.2%	$0.54
Investors purchasing shares in this offering	2,000,000	15.8%	11,000,000	65.8%	$5.50
Total	12,648,769	100%	$16,710,940	100%

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The number of shares of common stock to be outstanding after this offering is based on 10,648,769 shares outstanding as of March 29, 2021, and does not give effect to:

•	2,233,541 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.43 per share;

•	3,825,000 shares of common stock issuable upon conversion of principal owed pursuant to outstanding convertible notes with a weighted average conversion price of $0.50 per share;

•	1,110,250 shares of common stock issuable to employees and consultants upon vesting over time or the completion of various performance milestones;
•

2,416,348 shares of common stock underlying outstanding options with a weighted average exercise price of $0.99 per share. 144,348 of these option vest at the close of the IPO and the remaining option vest over a four year period or at the completion of various performance milestones;

•	473,402 shares available for future issuance under the 2020 Esports Technologies, Inc. Stock Plan; and

•	140,000 shares of common stock issuable upon exercise of warrants to be issued to the underwriters in connection with this offering.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto included in this prospectus. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

We are a technology company creating and operating platforms focused on esports and competitive gaming. Founded in late 2016, our focus has been operating our primary platform, gogawi.com, which is an online esports/sportsbook focused on gamers located in Asia and Latin America. With the esports industry experiencing rapid growth, our strategy is to build out a strong technology platform to enhance users’ experience and expand our offerings world-wide. During the first quarter of 2021, we intend to introduce an updated version of gogawi.com that we believe will offer an enhanced user experience, including, expanded offerings and more customizable odds. Although we are focused on esports wagering, we also offer iGaming, which is online casino and table games such as blackjack, virtual sport computer simulated games and slot machines, as well as traditional sports betting in jurisdictions in which we are licensed to do so.

We currently hold a gaming license from the Curacao Gaming Authority. Under our existing license, we can accept wagers from residents of more than 149 jurisdictions. Historically, virtually all of our wagers have been sourced in the Philippines. During 2021 and in connection with the introduction of our updated site, we intend to target additional markets in which we are licensed to accept wagers, including Japan, Thailand, Mexico and South America.

Although we are not currently licensed to accept wagers in the United States, we intend to introduce a “free to play” online esports experience in the United States during 2021. Our “free to play” experience will allow users to predict esports match winners and outcomes without wagering real money. We will offer users ways to earn points on our site for loyalty and continued engagement. We anticipate monetizing the traffic via advertising (both display and affiliate) as well as offering microtransactions and in-game currencies. We believe a point system allows customers the ability to experience the site and features for free. The accumulation of points is a form of engagement and allows a customer social bragging rights and notoriety for being on top of a leaderboard or receiving user badges and achievements for their continued activity on site.

Our long-term strategy is to differentiate ourselves in the esports gaming industry by developing our own intellectual property in the form of new esports predictive gaming models, predictive consolidated data feed, bet matching engine, and the platform and software services that allow distribution to both customers and business partners. We believe this intellectual property, combined with the exclusivities we are securing for third-party intellectual property, will allow us to offer users expanded overall odds, expanded esports cash-out offerings, and expanded live-betting. If we are successful in the developing this IP, in addition to providing our users these enhanced offerings, we believe we will be able to not only provide superior product directly to the esports wagering customer but also partner with other gaming sites to generate revenue from the use of our technology.

Results of Operations

Three Months Ended December 31, 2020 compared to December 31, 2019

Revenue and Gross Profit

During the three months ended December 31, 2020, we generated $10,794 in revenue and $1,465 in gross loss. For the three months ended December 31, 2019, we generated $37,128 in revenue and $11,962 in gross profit. The decrease in revenue and gross profit was primarily driven by our focus on launching our improved wagering platform, which resulted in less outreach to new and existing customers, thus causing a decrease in revenue for the three months ended December 31, 2020 as compared to the three months ended December 31, 2021. The new platform was launched in February 2021.

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Sales and Marketing Expense

Sales and marketing expense was $39,253 for the three months ended December 31, 2020, as a result of our adding marketing staff to prepare for our outreach campaign related to our new wagering platform.

Product and Technology Expense

Product and technology expense was $505,935 for the three months ended December 31, 2020, as compared to $15,635 for the three months ended December 31, 2019, representing an increase of $490,300, as a result of increasing development activities towards our future platform. The three months ended December 31, 2020 included payroll-related costs of $258,630, stock-based compensation of $102,640 and development costs of $74,065.

General and Administrative Expense

General and administrative expense was $1,593,711 for the three months ended December 31, 2020 as compared to $19,756 for the three months ended December 31, 2019, representing an increase of $1,573,955. The increase in general and administrative expense was mainly attributable to an increase in employee costs of $181,245 from adding new employees, $1,216,886 of stock-based compensation cost (of which $1,009,824 was to outside consultants), and professional fees of approximately $151,794 as we prepared for our initial public offering.

Interest and Other Expenses

During the three months ended December 31, 2020, we recognized interest expense of $600,406, which included amortization of debt discount of $547,517 related to the convertible debt issued to acquire certain intangible assets consisting of acquired domain names. We also incurred a foreign currency loss of $9,961.

Net Income/Loss

Net loss for the three months ended December 31, 2020 was $2,750,731 compared to a net loss of $23,429 for the three months ended December 31, 2019. The increase in net loss was primarily due to the significant in increase in general and administrative expenses of $1,573,955 described above, an increase in product and technology expenses of $490,300 as a result of our efforts to develop our new platform, and interest on convertible notes and the loss on extinguishment of convertible notes described above, which totaled $600,406

Year Ended September 30, 2020 compared to September 30, 2019

Revenue and Gross Profit

During the year ended September 30, 2020, we generated $195,778 in revenue and $81,214 in gross profit. For the year ended September 30, 2019, we generated $140,982 in revenue and $72,529 in gross profit. The increase in revenue was primarily driven by the expansion of our existing player base. The slight decrease in gross profit was due to increased technology platform costs during the year ended September 30, 2020. Increased technology platform costs were related to support of our affiliate program in 2020 compared to 2019 along with additional fees incurred from Amazon Web Services.

General and Administrative Expense

General and administrative expense was $192,160 for the year ended September 30, 2020 as compared to $48,426 for the year ended September 30, 2019, representing an increase of $143,734. The increase in general and administrative expense was mainly attributable to an increase in consulting costs of approximately $88,000 and an increase in professional fees of approximately $69,000 as we prepared for our initial public offering.

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Interest and Other Expenses

During the year ended September 30, 2020, we recognized interest expense of $150,376, including amortization of debt discount of $133,691 related to the convertible debt issued to acquire certain intangible assets consisting of acquired domain names. We also incurred a loss on debt extinguishment related to these convertible notes of $265,779, and other expense of $46,154 related to a bank account that was lost as part of an accounting fraud at the holding bank in Germany. We no longer utilize the bank involved and have moved our European bank accounts to insured institutions. We intend to hold the proceeds from this offering at U.S. banking institutions.

Net Income/Loss

Net loss for the year ended September 30, 2020 was $573,255 compared to a net income of $24,103 for the year ended September 30, 2019. The increase in net loss was primarily due to interest on convertible notes and the loss on extinguishment of convertible notes described above, which totaled $416,155, and an increase in general and administrative expenses of $143,743 as described above.

Liquidity and Capital Resources

On December 31, 2020, we had cash of $2,610,519 and had working capital of $2,425,198. We have historically funded our operations from proceeds from debt and equity sales, and through the use of bitcoin cryptocurrency received from customers.

During October and November 2020, we completed a private placement of 2,000,000 shares of our common stock for gross proceeds of $4.0 million.

During January and February 2021, we completed a private placement of 250,014 shares of our common stock at $3.00 per share for gross proceeds of $0.75 million.

Our continuation as a going concern is dependent upon our ability to obtain continued financial support from our stockholders, necessary equity financing to continue operations and the attainment of profitable operations. As of December 31, 2020, we have incurred an accumulated deficit of $4,200,257 since inception and have not yet generated any meaningful income from operations. Additionally, management anticipates that upon completion of this offering we will have cash on hand sufficient to fund our planned operations for a period of at least twelve months.

Cash used in operating activities

Net cash used in operating activities was $812,883 for the three months ended December 31, 2020 as compared to cash used in operating activities of $95 for the three months ended December 31, 2019. Net cash used in operating activities during the three months ended December 31, 2020 mainly included payments made for employee costs, professional fees to our consultants, attorneys and accountants for services related to completion of our audit, development of our new wagering platform and preparation of our public offering filings.

Net cash used in operating activities was $67,717 for the year ended September 30, 2020 and net cashed provided by operating activities was $11,792 for the year ended September 30, 2019 and mainly included payments made for professional fees to our consultants, attorneys and accountants for services related to completion of our audit and preparation of our public offering filings.

Cash used in investing activities

Net cash used in investing activities was $224,669 for the three months ended December 31, 2020 and was related to the purchase of software assets to support the new wagering platform, and the purchase of long term assets related to potential future intellectual property rights.

Cash used provided by financing activities

Net cash provided by financing activities was $3,648,071 for the three months ended December 31, 2020 and was related to the sale of 2,000,000 shares of common stock at $2.00 per share in a private placement, partially offset by costs of capital to brokers of $351,929.

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JOBS Act and Recent Accounting Pronouncements

The recently enacted JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have implemented all new accounting pronouncements that are in effect and may impact our consolidated financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Critical Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Making estimates requires management to exercise judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term investments with original maturities of 90 days or less at the date of purchase. The recorded value of our cash and cash equivalents approximates their fair value.

Accounts receivable

The Company has an affiliate program, which consists of a strategic partnership with a third-party operator in the Philippines. The Company charges the affiliate a fee calculated as a percentage of gross revenue. The affiliate partner controls cash received from the players on behalf of the Company and pays out winnings to the players for wagers placed. The receivable balance owed to the Company represents the net amount owed to the Company and is stated at historical cost less any allowance for doubtful accounts. There was no allowance for doubtful accounts as of September 30, 2020 and 2019. The entire receivable balance as of September 30, 2020 and 2019 was due from the third-party operator.

Intangible Assets

Cryptocurrencies

There is currently no specific guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

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Cryptocurrencies held are accounted for as an indefinite-lived intangible asset with indefinite useful lives under ASC 350, Intangible – Goodwill and Other. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

The Company uses its cryptocurrencies to pay vendors and users. The Company also receives payments on its receivables and player deposits in cryptocurrency. Gains and losses realized upon settlement of cryptocurrencies are also recorded in general and administrative expense in our consolidated statements of operations.

Other Intangible Assets

The Company’s other intangible asset consist of internet domain names, which are an indefinite-lived intangible. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Liabilities to Users

The Company records liabilities for user account balances at a given reporting period based on deposits made by players either to the Company or the sales affiliate, less any losses on wagers and payouts to players. Liabilities to users amounts are not required to be backed by cash reserves of the Company.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on October 1, 2018 using the modified retrospective method. ASC Topic 606 requires companies to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the standard requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The adoption of ASC Topic 606 had no impact to the Company’s comparative consolidated financial statements. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

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Performance Obligations

The Company operates an online betting platform allowing users to place wagers on a variety of live sporting events and esports events. Each wager placed by users create a single performance obligation for the Company to administer each event wagered. Gross gaming revenue is the aggregate of gaming wins and losses based on results of each event that customers wager bets on. Variable commission fees are paid to sales affiliates based on a percentage of revenue generated from the affiliate. The commissions rebated to affiliates are recorded as a reduction to gross gaming revenue.

Fair value of financial instruments

The Company discloses fair value measurements for financial and non-financial assets and liabilities measured at fair value. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but are corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Foreign Currency Translation

Monetary assets and liabilities are translated from Philippine Peso and Euro into U.S. dollars, which is the functional and reporting currency of the Company, at the period-end exchange rate, while foreign currency expenses are translated at the exchange rate in effect on the date of the transaction. The resultant gains or losses are included in the statement of operations. Non-monetary items are translated at historical rates.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options.” Under the ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for our convertible debt instruments is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on the consolidated balance sheets and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, the Company is required to record non-cash interest expense as a result of the amortization of the discounted carrying value of the convertible debt to their face amount over the term of the convertible debt. We report higher interest expense in our financial results because ASC 470-20 requires interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest.

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For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount. When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) (“ASU 2019-12”): Simplifying the Accounting for Income Taxes. The new standard eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates, and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. For public business entities, it is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

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BUSINESS

Overview

We are a technology company developing and operating platforms focused on esports and competitive gaming. We operate a licensed online gambling platform, gogawi.com, which is an esports/sportsbook focused on bettors located in Asia and Latin America. We offer real money betting on esports events from around the world in a secure environment. We accept wagers on major esports titles including: Counter-Strike: GO, League of Legends, Dota 2, StarCraft 2, Rocket League, Rainbow Six, Warcraft 3, King of Glory and FIFA, as well as professional sports including the NFL, NBA, MLB, soccer and more. During the first quarter of 2021, we intend to introduce an updated version of gogawi.com that we believe will offer an enhanced user experience, including, expanded offerings and more customizable odds. Although we are focused on esports wagering, we also offer iGaming, which is online casino and table games such as blackjack, virtual sport computer simulated games and slot machines, as well as traditional sports betting, in the locations where we are licensed to do so.

Esports is the competitive playing of video games by amateur and professional individuals and teams for cash prizes. Esports typically take the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter, and multiplayer online battle arena games. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation, Microsoft Xbox and WII Nintendo systems.

Although official competitions have long been a part of video game culture, participation and spectatorship of such events have seen a global surge in popularity over the past few years with the growth of online streaming and has been further accelerated by the cancelation of traditional sporting events worldwide due to the COVID-19 pandemic. As these esports matches are widely broadcasted and watched predominately online, live betting and wagering can occur on these matches, where it is legal and regulated.

Our gaming license from the Curacao Gaming Authority allows us to accept esports and sports wagers from residents of more than 149 jurisdictions. Historically, substantially all of our wagers have been sourced in the Philippines. During 2021 and in connection with the introduction of our updated website, we intend to target additional markets in which we are licensed to accept wagers, including Japan, Thailand, Mexico and South America.

Our long-term strategy is to differentiate ourselves in the esports gaming industry by developing our own intellectual property in the form of new esports predictive gaming models, predictive consolidated data feed, bet matching engine, and the platform and software services that allow distribution to both customers and business partners. This intellectual property, combined with the exclusivities we are securing for third-party intellectual property, will allow us to offer users expanded overall odds, expanded esports cash-out offerings, and expanded live-betting. If we are successful in the developing this intellectual property, in addition to providing our users these enhanced offerings, we believe we will be able to not only provide a superior product directly to the esports wagering customer but also partner with other gaming sites to generate revenue from the use of our technology.

Although we are not currently licensed to accept wagers in the United States, we intend to introduce a “free to play” online esports experience in the United States during 2021. Our “free to play” experience will allow users to predict esports match winners and outcomes without wagering real money. We will offer users ways to earn points on our site for loyalty and continued engagement. We anticipate monetizing the traffic via advertising (both display and affiliate) as well as offering microtransactions and in-game currencies. We believe use of a point system allows customers the ability to get the experience of the site and features for free. The accumulation of points is a form of engagement and allows a customer social bragging rights and notoriety for being on top of a leaderboard or receiving user badges and achievements for their continued activity on site.

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Market for Esports Gambling

The advent of online streaming has turned esports into a global industry that includes professional players and teams competing in major events that are simultaneously watched in-person in stadiums and by online viewers, which regularly exceed 1,000,000 for major tournaments. The impact has been so significant that video game developers are now building features into their games designed to facilitate competition. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv and youtube.com. This, in turn, has led to increases in wagering on these events.

According to Newzoo, a gaming industry source for games market insights and analytics, the global video game market is forecast to be worth $159 billion in 2020. Esports revenue for 2020 is projected to be $1.488 billion (not including gambling) according to Green Man Gaming. According to H2 Gambling Capital and iGaming Business, the net revenue from regulated esports-specific betting will grow by 39% year-on-year in 2020, to reach $343 million, and by 2024, the market is projected to generate $862 million in revenue. We are not currently expecting any meaningful revenue generation from the wider video game market or esports revenue opportunities, such as sponsorships, advertising, event and ticket sales or merchandise sales.

As the size of the market and the number of esports enthusiasts continues to grow, we anticipate the number of esports enthusiasts who gamble will grow concurrently which we believe may increase demand for our platform. Additionally, given the recent cancelations of sporting events and the ongoing COVID-19 global pandemic along with the unknown timing of when life and business will return to normal, we believe a business opportunity exists to provide these opportunities to existing and new wagering customers as alternatives to live sporting events.

Our Company

We operate a licensed online gambling platform, gogawi.com, focused primarily on the esports gaming industry. Since 2017, gogawi.com has offered esports wagering, as well as iGaming and a sportsbook. Although we have customers in a variety of jurisdictions, historically, virtually all of our wagers are sourced from customers located in the Philippines. In the first quarter of 2021, we intend to introduce an updated version of gogawi.com that we believe will provide our customers with an enhanced user experience and will offer expanded and more customizable odds. In connection with the introduction of our updated site, we intend to target additional markets in which we are licensed to accept wagers, including Japan, Thailand, Mexico and South America.

Using operational experience, exclusive technology licenses and owned and developed IP, we believe we can provide a superior esports wagering product for recreational and high-volume customers betting on esports events. Specifically, utilizing predictive game models, cash-out licenses, and a low-latency bet matching and trading platform, we believe we will be able to offer enhanced real money wagering on esports events from around the world in a secure environment. We believe we will be one of the only online gambling companies focused on esports to leverage advanced predictive and AI modeling to determine a more accurate predictive Fair Value for esports events and outcomes and to provide the most available markets to wager into, versus primarily using incoming betting activity to manage risk or trade the markets.

We operate under a gaming license we hold from the Curacao Gaming Authority. Under our existing Curacao license, we can accept wagers from residents of more than 149 jurisdictions, including Canada, Japan, Germany, and South Africa.

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We have historically accepted deposits via bitcoin from our customer base. Upon the introduction of our updated website, we intend to continue to allow customers to deposit bitcoin in their respective accounts. However, upon receipt of bitcoin from customers, we intend to promptly convert the bitcoin into fiat currency, such that we are not long-term holders of a material amount of bitcoin. Customers will not be permitted to wager in bitcoin and will receive credit for their local currency upon conversion of any bitcoin deposits. In connection with the introduction of our updated site, we will have in place arrangements with several established third-party merchant and payment providers to accept all forms of customer payments and deposits, including Mastercard and Visa, in more than 25 currencies.

Our Current Products and Services

We currently operate a sportsbook pursuant to which we take deposits and funds from our customers and offer our customers the ability to use those funds to wager on a wide range of events, focused on the outcome of Esports competitive video game competitions. We are the “house” and offer odds for and against specific betting markets, such as which team will win a specific match. We generate revenue as customers lose their bets and we have liability to pay out winnings to customers who win their bets. Any gross revenue generated is then netted against any service payments or marketing fees to calculate our business profit. In order to support the broadest customer set, and provide a high-quality, usable product, we offer multiple deposit and payment services as well as support the ability to utilize the site and wager in local currencies. Currently over 70% of our customers are betting on esports markets, with 30% betting on other traditional sports, such as soccer or basketball.

Future Products and Services

We intend to invest in the development of the following areas of technology with the goal of introducing the following products before early 2022. We believe the proceeds from this offering will be sufficient to fund all of the products and services discussed below, although the development of new technologies is unpredictable and we can provide no assurance that our cost estimates and expected timetable for development are accurate.

Our goal is to offer overall prices on esports wagering matches that are superior to the current offerings of our competitors, as well as offering more matches and new betting markets to actually bet on. We believe this will provide our customers with a better esports wagering experience. Since the introduction of our updated version of gogawi.com in February 2021, we have utilized the platform provided by Galaxy Group Ltd., or UltraPlay, which platform includes providing odds for all of categories of sporting and esports events that we offer on our site. Although the initial odds on our site are based on odds provided by UltraPlay, we are able to modify the odds based on our own modeling. These modifications can involve lowering the over-round, which is the house’s profit margin on a wager, or adjusting the overall odds on an event. We do not intend to make modifications on non-esports events, but we have begun adjusting odds on a limited number of esports events based on our internal modeling. In addition, the UltraPlay platform allows us to create new events and betting markets that are not derived from their initial odds. As we develop additional modeling, we intend to increase the number of esports events for which we modify the initial odds provided by UltraPlay or for which we create new events independent of the UltraPay odds. We believe our ability to provide alternate odds on esports events will differentiate us from competitors that use the same or similar platforms.

Commencing with the introduction of our updated website in February 2021, we have begun to offer frequency cash-outs, which resembles betting insurance for customers who want to lock up profits for currently winning wagers, or minimize losses on currently losing wagers in real time. For example, if a bettor has wagered on an event and the side on which the bettor wagered is winning at the half-way point of the event, the cash-out feature would allow the bettor to terminate the wager and receive a portion of the potential profit. Although we began the initial rollout of these offerings with the introduction of our updated gogawi.com site, the offerings with respect to esports events are currently limited and we intend to expand the scope of our cash-out offerings over the next year. The functional portion of the cash-out feature on our platform is built into the platform, and the ability to offer a cash-out feature is not unique to our site. However, with respect to esports events, we believe our internal modeling will allow us to offer a greater number of cash-out offerings, as the ability to properly calculate an appropriate cash-out amount is based on modeling that indicates the odds of a particular wager winning or losing at a particular time. We have an option for a software licensing agreement for the use, distribution, and resale of multiple cash-out patents as well as a lottery and jackpot software platform with Colossus Bets (LTD). For more information on this agreement, see “—Our Intellectual Property and License Agreements” below. To date, we have not utilized the Colossus technology, but we believe in the future that the Colossus technology will help us to improve the modeling we utilize to establish cash-out pricing. To date, we have spent approximately $600,000 on this project through the initial launch, and we expect to spend approximately an additional $100,000 as we continue to expand the scope of our cash-out offerings. Our ability to expand and improve the esports cash out feature on our platform is based on our ability to improve our internal modeling with respect to esports events. We are working on this modeling entirely in-house, and we do not outsource our modeling work to independent contractors. We currently have five employees that work on modeling and data retrieval.

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We intend to build a trading platform which will allow for more of a business-to-business experience by matching up larger volume betting and position asks across businesses operating in the esports wagering space. We believe current esports wagering operators and services are catered to a recreational bettor both in terms of the software designed to allow them to make wagers and the amounts and offerings provided to them. We intend to create a more trading-focused experience, supporting a much larger betting size and allowing users of our platform, which we expect to consist primarily of other wagering platforms, to “request” esports wagers to be taken by other wagering operators, not just by our own company. For example, if another wagering site had a large position on one side of a wager, that site would be able to use our platform to find other sites that would be willing to take a portion of the wager. This would be accomplished by seeking a new matching wager on the platform for which another customer or user of the platform could choose to accept such new wager. By doing so, the initial wagering site would reduce its overall exposure to the esports event. In such case, our goal would only be to assist the parties in matching their wagers. We do not intend to use the platform to increase our risk with respect to wagers shown our platform. We believe these future products will be able to attract other betting sites, as well as larger bettors, by providing trading functionality and enabling a transactional-focused revenue stream, which we define as a revenue stream based on transactions completed on our platform and which does not require us to assume the risk of the wagers placed. Additionally, the platform may provide our modeling team with more data to drive efficiencies and improvements to our models, which we believe may reduce our risk. We are still in the beginning stages of development on this project. We expect to develop an internal beta for this platform early in the third quarter of 2021. We will test these internal beta versions in-house, and then we intend to launch the platform on a limited basis by the end of the third quarter of 2021. We expect to spend approximately $200,000 for the initial introduction of the platform. Our ability to develop the foregoing platform is based on our ability to improve our internal modeling with respect to esports events and to create the software needed to house the platform. We are working on the modeling portion of the platform entirely in-house, and we do not outsource our modeling work to independent contractors. We currently have five employees that work on modeling and data retrieval. The software platform is also being currently developed using in-house employees, provided that we may utilize outside contractors to assist in the software development in the future.

We also intend to provide more relevant betting experiences and data to users who are consuming and watching esports matches. As the majority of esports matches are viewed within three platforms (Twitch, YouTube and Facebook/Mixer), we intend to create extension or overlay products that will likely display key meta odds and account information to customers relevant to the broadcast they are watching in real time. We believe this will reduce friction and increase engagement with our product, and provide organic (low cost) marketing opportunities to activate new customers. We will be required to develop separate extensions for various internet browsers. We have developed internal beta versions of the first of these extensions and intend to begin rolling these out during the second quarter of 2021. Once the internal beta versions are developed we test these versions in-house before offering them on a limited basis. We expect our initial rollout to be limited. To date, we have spent approximately $150,000 as of the initial introduction and we expect to spend an additional $150,000 as we continue to introduce new extensions. We are working on the foregoing extensions entirely in-house.

We intend to offer “free to play” engagement products that players around the world can play for fun. Although they will be centered on predicting game outcomes, these games are not considered gambling and we will monetize the traffic via advertising (both display and affiliate) as well as offering microtransactions and in-game currencies. In addition to the opportunity to generate revenue through advertising and microtransactions, these “free to play” engagement products will allow us to introduce our platform to jurisdictions where we are not yet licensed for gaming, develop a fan or player base in advance of us obtaining licensing, as well as allow us to introduce our products to potential players who may not be inclined to participate in our wagering products, thus proving multiple opportunities for us to increase our platform’s visibility. We are still in the beginning stages of development on this project, although we have sourced a third party platform that we will utilize to develop this “free to play” product. We expect to introduce an initial “free to play” product during the second half of 2021. We expect to spend approximately $1.5 million over the next three years to develop, support and launch this product as follows: (i) license and development costs of approximately $700,000 to an outside contractor; (ii) internal resources of approximately $300,000; and (iii) marketing support of approximately $500,000. We will primarily utilize an outside contractor to develop this product. We will primarily utilize an outside contractor to develop this product. The marketing support described above will consist of the following:

•	Influencer campaigns – Influencer campaigns consist of entering into arrangements with social media personalities on various popular social media platforms to promote our products. These arrangements will involve payments to these social media personalities to promote sponsored content that includes, but is not limited to, written social media post, audio and video advertisements, and banner advertisements.
•	Search Engine Optimization – We intend to build web and landing pages, implement and integrate marketing analytics software and engage marketing agencies to improve our search engine optimization.
•	Paid Media – Paid media includes direct advertising spending to drive users to our website or landing pages.

To date, we have not entered into any material marketing arrangements or agreements related to any of our products or future products. The foregoing marketing support expenses are estimates. We expect that marketing expenses will be a regular and recurring cost to support and promote this product.

Although we believe our management has the expertise to develop these future offerings, we have no experience developing new technology for the esports industry, and we can provide no assurance that we will be successful in introducing any of the foregoing planned projects. Our development efforts on all of the above projects commenced in late 2020. The process of introducing new technology is difficult, and is subject to constant change as newer technologies are introduced by competitors. As a company with limited resources and a small number of employees, we are limited in the number of development projects we can undertake and we may choose to spend our resources on technologies that are unsuccessful or are not embraced by consumers. The amounts set forth above are estimates of costs through the initial introduction of the various offerings, and we will be required to spend additional amounts to scale these future offerings.

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Our Intellectual Property and License Agreements

Our long-term strategy is to differentiate ourselves in the esports gaming industry by developing our own intellectual property in the form of new esports predictive gaming models, predictive consolidated data feeds, bet matching engines, and the platform and software services that allow distribution to both customers and business partners. In addition to intellectual property we intend to develop in the future, we currently license software and intellectual property that will service both a business-to-business audience, as well as direct-to-consumers, which we believe will give us competitive advantages and create valuable and new experiences for customers during their wagering experience.

Except with respect to the licensor and one entity, Hillside (Technology) Limited, we have an option for an exclusive software licensing agreement for the use, distribution, and resale of multiple cash-out patents as well as a lottery and jackpot software platform with Colossus Bets (LTD), a London-based company that is licensed and regulated in Great Britain. We may exercise the option prior to May 2, 2021 by the payment of GBP £100,000. If we exercise the option and enter into the license agreement, we will be required to make an additional payment of GBP £200,000 and issue Colossus Bets (LTD) 65,000 shares of our common stock. In addition, we will share equally in any and all revenue payable to us during the term of the license from the licensing by us of the licensed patents to any third parties. The license will enable us to exclusively provide Colossus Jackpot functionality for esports. The esports Jackpot product allows us to offer a user the chance to win multi-million dollar prize pools for a low entry cost, much like a lottery ticket. The agreement also stipulates the exclusive usage and distribution rights for the cash-out patents in the portfolio. The license has a three-year term, provided that Colossus Bets (LTD) may terminate the license after two years if it has not generated at least GBP £500,000 in revenue during that two-year period, provided that we have the option to extend the license for one year upon the payment of an additional fee of GBP £150,000. We believe the ability to enhance, resell and partner with wagering operators on esports cash-outs, especially in the U.S., will be a competitive advantage. As discussed above in “—Future Products and Services,” we have begun the initial rollout of cash-out offerings with the introduction of our updated gogawi.com site, although the offerings are currently limited. We intend to expand the scope of our cash-out offerings over the next year. Our ability to expand and improve the esports cash out feature on our platform is based on our ability to improve our internal modeling with respect to esports events. We are working on this modeling entirely in-house, and we do not outsource our modeling work to independent contractors. We currently have five employees that work on modeling and data retrieval.

We will rely on products, technologies and intellectual property that we license from third parties for use in our business-to-business and business-to-consumers offerings. Substantially all of our offerings and services use intellectual property licensed from third parties. While we intend to develop our own intellectual property, the future success of our business may depend, in part, on our ability to obtain, retain and/or expand licenses for popular technologies in a competitive market. We cannot assure that these third-party licenses, or support for such licensed products and technologies, will continue to be available to us on commercially reasonable terms, if at all. In the event we cannot renew and/or expand existing licenses, we may be required to discontinue or limit our use of the products that include or incorporate the licensed intellectual property.

Some of our license agreements contain minimum guaranteed royalty payments to the third party licensor. If we are unable to generate sufficient revenue to offset the minimum guaranteed royalty payments, it could have a material adverse effect on our results of operations, cash flows and financial condition. Certain of our license agreements grant the licensor rights to audit our use of their intellectual property. Disputes with licensors over uses or terms could result in the payment of additional royalties or penalties by us, cancellation or non-renewal of the underlying license or litigation.

Although to date we have not encountered any such issues, for our future offerings, the regulatory review process and licensing requirements also may preclude us from using technologies owned or developed by third parties if those parties are unwilling to subject themselves to regulatory review or do not meet regulatory requirements. Some gaming authorities require gaming manufacturers to obtain approval before engaging in certain transactions, such as acquisitions, mergers, reorganizations, financings, stock offerings and share repurchases. Obtaining such approvals can be costly and time consuming, and we cannot assure that such approvals will be granted or that the approval process will not result in delays or disruptions to our strategic objectives.

On September 1, 2020, our wholly owned subsidiary, ESEG Limited, entered into three domain purchase agreements pursuant to which it acquired the following domain names: Esportsbook.com, Browserbets.com, esportsgames.com, Esportstechnologies.com, Browserbet.com, Fantasyduel.com and Esportsgamers.com.

Each of the domain purchase agreements required the issuance of a 10% convertible note in principal amount of $700,000 and the issuance of a warrant to purchase ordinary shares of ESEG. Two of these agreements also require an additional cash payment after five years, totaling $675,000. Upon our acquisition of ESEG, we exchanged the ESEG securities issued to the domain sellers for our securities. Accordingly, we issued each of the three domain sellers a 10% convertible note in principal amount of $700,000, which matures on March 1, 2022 and is convertible into our shares of common stock at the option of the holder at a conversion price of $0.50 per share, and we issued the three domain sellers a warrant to purchase 745,000 shares, 635,000 shares, and 635,000 shares, respectively, of our common stock at an exercise price of $0.30 per share.

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Additional Markets

We are currently limited to operating in the jurisdictions under our Curacao Gaming Authority license. In the future, we may consider obtaining additional country-specific gaming licenses should we determine there is sufficient local demand for our services in these markets. We intend to increase the number of languages available on our website and through our customer services. To effectively penetrate international markets, we intend to translate our website into several additional languages, including Japanese, Thai, Spanish, Portuguese and Russian, and offer customer services and technical support in the local language of our key markets.

In connection with the introduction of our updated website, we intend in 2021 to target additional markets in which we are licensed to accept wagers, including Japan, Thailand, Mexico and South America. We believe our current gaming license permits us to accept wagers from these countries without the need for further licensing, although we can provide no assurance that we will not be required to obtain additional regulatory approvals in the future. We anticipate the costs associated with expansion into additional markets will consists of translation of our website into the local language, as well as marketing costs.

In the future, we intend to expand our services to provide advanced trading and hedging tools for our large customers or corporations looking to manage risk and exposure to these esports events. In addition to expanding operations in jurisdictions covered by our current license, subject to receiving the necessary gaming licenses, we also plan to expand into other key markets in Europe, including in the UK, Spain and the Nordic countries, and develop strategic partnerships in the United States.

Marketing

We do not currently conduct any significant marketing activities. In connection with the introduction of our updated website, we intend to pursue an affiliate marketing program focused on professional esports teams and individual social media influencers. As part of our efforts to market our online gaming services, we will attempt to enter into affiliate marketing agreements with professional esports teams and other influential individuals and groups within the esports community. As a marketing affiliate, the esports team will only provide its fans with a link to our online gaming website if such fans are located in a country where it is legal to place a bet. Fans located in a country that allows the fan to place a bet using our gaming platform can bet on teams playing in esports tournaments.

We block all access to our websites from fans or players emanating from countries where such activity is not legally authorized. For a player emanating from a compliant jurisdiction placing a bet through the marketing affiliate’s link to our website, we intend to pay the marketing affiliate a percentage of any net profits from such player. Affiliate marketing partners are expected to be paid fees based on the net player profits that the affiliate partners generate through their client base or fan base, depending upon the system they employ. Instead of directly incurring significant costs related to online advertising, which must be paid for in advance, this system allows us to spend fewer resources on advertising directly because our affiliate partners market to their client or fan bases for us. Due to affiliate marketing partners having a defined audience among their user base already interested in esports and wagering, we believe this program may not only afford us savings related to our own marketing expense but also serve as an avenue for direct or targeted marketing, which will hopefully lead to increased traffic on our website.

Competition

Given that we operate in the global entertainment and gaming industry, we consider any type of discretionary leisure and entertainment provider to be a competitor with respect to our consumers’ time and disposable income. In the sports betting space, our competitors are DraftKings Inc., a Nasdaq-listed company with 2019 gross revenues of over $400 million, and established European players, such as Bet365, Pinnacle, Flutter Entertainment / The Stars Group (through their FanDuel and FoxBet brands), William Hill and Roar Digital (through its BetMGM brand and partnership with GVC). Additionally, we expect competition from esports-focused offerings, such as Luckbox.

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We will principally compete on a number of factors across our consumer offerings. These include, but are not limited to, our front-end online product, our back-end infrastructure (driving pricing and odds) our ability to retain and monetize existing users, re-engage prior users and acquire new users and our regulatory access and compliance experience.

Governmental Regulation

We are subject to various U.S. and foreign laws and regulations that affect our ability to operate in the sports betting and esports gambling. These industries are generally subject to extensive and evolving regulations that could change based on political and social norms and that could be interpreted in ways that could negatively impact our business.

The gaming industry is highly regulated and we must maintain licenses and pay gaming taxes or a percentage of revenue in each jurisdiction from which we operate in order to continue our operations. Our business is subject to extensive regulation under the laws, rules and regulations of the jurisdictions from which we operate. These laws, rules and regulations generally concern the responsibility, financial stability, integrity and character of the owners, managers and persons with material financial interests in the gaming operations along with the integrity and security of the betting product offering. Violations of laws or regulations in one jurisdiction could result in disciplinary action in that and other jurisdictions.

In order to grow and maintain our business, we will continue to adhere to the government regulations and recognized licenses that we need to obtain to maintain our business.

Curacao License

The Curacao Ministry of Justice has only granted four online gaming Master Licenses. Our license is a sublicense from one of the four master license holders, Gaming Services Provider N.V. #365/JAZ. The Curacao Ministry of Justice allows an applicant for a sublicense from a Master License holder to operate under the master license holder’s license, so long as they meet certain operating and compliance criteria, including, without limitation, providing quarterly and annual submissions and conducting “know your customer” procedures. These criteria must be met at the stage of application as well as on an ongoing basis. As such, so long as we maintain the requisite criteria for holding the sublicense, as a sublicensee we can enjoy the same privileges and rights that the Master License holder has, but without the ability to issue licenses.

This single sublicense covers any kind of game requiring skill or chance, including esports and sports betting. Additionally, it also allows the operator to carry out and offer services related to iGaming including aggregators, software providers, and platform operators.

The entities that evaluate our ongoing compliance are the Master License holder and the Curacao Gaming Control Board. There is no set standard, to date, to quantify sanctions. These are reviewed on an individual basis. The framework to suspend a sublicense is based on the severity of the infraction, and include, not paying licensing fees, not adhering to policies or resolving customer issues, and not keeping required “know your customer” procedures up to date. Where direct violations of the sublicense agreement pertain to the compliance with the Master License, suspensions would be enforced until the sublicense holder has submitted all needed information or documents as requested by the Master License holder or the Curacao Gaming Board. In addition, any customer complaints that are not resolved could result in a suspension of our sublicense depending on the severity of the issue. Finally, marketing or accepting players from prohibited countries could result in an immediate suspension of our sublicense. In such case, we would need to show that IP geo blocking of the countries has been implemented and measures put in place to ensure we are not accepting customers from said country moving forward.

State and Local Regulation

We are not currently licensed to conduct gaming business in the United States. Our ability to operate in the virtual, sports betting and iGaming businesses are impacted by state laws in the United States. In general, each state has specific regulation that needs to be followed or licenses obtained for both the technology as well as the ability to operate in that location, specifically for esports betting.

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Additionally, each state has to publish rules, around how esports matches and betting markets are managed and settled with customers. At the current time, these rules are not widely published, and each esports event has to get approval ahead of time. Operationally speaking, this makes being able to operate an esports wagering product in the U.S. difficult.

However, we expect this to change in the future and we believe any state that has regulated traditional sports wagering will likely have operationally published rules and regulated esports wagering. Our long-term strategy involves partnering or obtaining necessary state licenses to provide our esports wagering product to the individual U.S. state markets.

Federal Regulation

At the current time there is no published Federal Regulation for esports wagering, however, generally speaking it falls under any Wire Act legislation and enforcement. It is widely accepted that wagering on an esports event is considered sports betting, so all state or eventual federal regulation pertaining to sports wagering will pertain to esports wagering.

International Regulation

Each international country has separate regulation as it pertains to sports wagering or esports. Our wagering license covers and is recognized by over 140 countries, however there are a handful of countries that require specific country licensing and regulation to operate in country. We intend to obtain necessary regulation and licenses by country to expand our esports product and wagering services into key markets.

Employees

As of March 29, 2021, we had 17 full time employees, including ten employees in our product, modeling and technology team, six employees in marketing and operations, and one employee in finance.

Legal Proceedings

While we are not presently party to any active legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results, from time to time, we may become involved in legal proceedings in the ordinary course of business.

Properties

Our corporate offices are in located in a leased facility in Las Vegas, Nevada. We do not use the facility to house our employees, as our employees work remotely. We believe our facilities are sufficient to meet our current needs and that suitable space will be available as and when needed. We do not own any real property.

Corporate Structure

Esports Technologies, Inc. was formed in Nevada in September of 2020. Simultaneously with formation, we entered into a share exchange agreement with the members of Global E-Sports Entertainment Group, LLC, pursuant to which we acquired 100% of Global E-Sports Entertainment Group, LLC, a Nevada limited liability company which, in turn, owns 100% of ESEG Limited, a corporation formed in Belize and which has operated our business since October 31, 2016.

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Management

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of March 29, 2021. Our officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Position
Aaron Speach	32	Chairman of the Board, President and Chief Executive Officer

Bart Barden	45	Chief Operating Officer

Jim Purcell	49	Chief Financial Officer

Michael Nicklas	59	Director

Dennis Neilander	59	Director

Christopher S. Downs	42	Director

Set forth below is biographical information about each of the individuals named in the tables above:

Aaron Speach, Founder, President and CEO. Mr. Speach joined us in September 2020, but was one of the founding members of ESEG Limited in 2016. From April 2015 until June 2017, Mr. Speach was a Sales Director at Ninthlink, which is a full service marketing agency, during which Mr. Speach managed various Fortune 500 clients. From June 2017 to June 2019, Mr. Speach worked for Speachless Entertainment LLC, a marketing agency, which he owns and which provided services to ESEG Limited. From June 2019 until September 2020, Mr. Speach was a District Director of Stores at Pirch, which is a luxury appliance retailer. We believe Mr. Speach’s history with our company and background, coupled with his extensive marketing experience in the Esports industry, provide him with the qualifications to serve as a director.

Bart Barden, Chief Operating Officer. Mr. Barden joined us in September 2020. Mr. Barden has extensive operations, product, licensing and commercial experience in the Wagering Platform space. Previously, as Managing Director at Estars from January 2018 until March 2020, Mr. Barden was responsible for all operational aspects of the platform, including leading current and future product strategy, commercial and analytics and business development, and international expansion. From May 2013 until November 2017, Mr. Barden was Sr. Director for Paddpower/Betfair (Now Flutter) where he focused on the Exchange Business Unit, where he was responsible for the product revenue, spend, partnerships, and state expansion related to Betfair’s Betting Exchange in the U.S. and U.K. markets. He was also responsible for sports opportunity analysis and deal flow for Betfair’s U.S. Business Unit, including fantasy, exchange, and online sports betting opportunities. During his career, Mr. Barden has worked Product and Commercial Leadership Roles at Swrve, Ernst and Young, Microsoft, Electronic Arts, and PopCap Games.

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Jim Purcell – Chief Financial Officer. Mr. Purcell began serving as our chief financial officer in March 2021. From April 2015 until March 2021, Mr. Purcell served as chief financial officer for Ocuco, a leading provider of enterprise software to the optical retailing sector, where he was a member of the Board of Directors. From February 2014 until April 2015, Mr. Purcell was global head of external reporting for Arsyta LifeScience Limited. From January 2008 until July 2010, Mr. Purcell served as corporate controller with CryptoLogic, a NASDAQ listed gaming software company. Mr. Purcell started his career with Ernst & Young and is a certified public accountant. Mr. Purcell graduated with honors from University of California, Davis and holds a BSc in Managerial Economics.

Michael Nicklas – Director. Mr. Nicklas joined Esports Technologies as a director in November 2020. Since 2003, Mr. Nicklas has served as the president of Backflips Inc., a swimwear manufacturer. In 2014, Mr. Nicklas co-founded All Ambitions Inc., a consulting firm focused on retail product placements. Mr. Nicklas is a graduate of the University of New Hampshire Peter T. Paul College of Business and Economics where he earned both his Bachelor of Business Administration. We believe Mr. Nicklas’s marketing background and business experience provide him with the qualifications to serve as a director.

Dennis Neilander– Director. Mr. Neilander joined Esports Technologies as a director in January 2021. Since June 2011, Mr. Neilander has been of counsel at the law firm of Kaempfer Crowell. Mr. Neilander is the former Chairman of the Nevada State Gaming Control Board (GCB). His practice focuses on gaming, administrative law and government affairs. Mr. Neilander served as a Member of the GCB from 1998 until the end of 2010, and was Chairman of the GCB for the last 10 years of his tenure. Mr. Neilander also served as Chairman of the GCB’s Audit Committee that was responsible for full scope compliance and revenue audits for Nevada casinos. From July 1995 until September 1998, Mr. Neilander was Chief of the GCB Corporate Securities Division, which regulates the publicly traded gaming companies that operate in Nevada. Mr. Neilander holds a J.D. from the University of Denver College of Law and a B.A. from the University of Northern Colorado. We believe Mr. Neilander’s gaming background and regulatory experience provide him with the qualifications to serve as a director.

Christopher S. Downs – Director. Mr. Downs joined Esports Technologies as a director in March 2021. Mr. Downs has served as chief financial officer of CNS Pharmaceuticals, Inc. since November 2019. From March 2018 until September 2019, Mr. Downs served as vice president of finance and treasurer of Innovative Aftermarket Systems, L.P., a privately held provider of finance and insurance solutions. Mr. Downs served as director of finance (from June 2011 to September 2013), vice president and treasurer (October 2013 to August 2016), executive vice president and interim chief financial officer (August 2016 to May 2017), and executive vice president, interim chief financial officer and member of the office of the president (May 2017 to March 2018) for InfuSystem Holdings, Inc., a supplier of infusion services to oncologists in the United States. Mr. Downs spent 10 years in investment banking with various firms including Citigroup. Mr. Downs is a graduate of the United States Military Academy at West Point where he earned his Bachelor of Science. Mr. Downs earned his MBA at Columbia Business School and his Master of Science in Accounting at the University of Houston-Clear Lake. Mr. Downs is a Certified Public Accountant in Utah and Texas. We believe Mr. Downs’ financial and accounting background provide him with the qualifications to serve as a director.

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Director Independence

The rules of the Nasdaq Stock Market, or the Nasdaq Rules, require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Rules, a director will only qualify as an independent director if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of compensation committee members, the Nasdaq Rules require that our board of directors must consider additional factors relevant to the duties of a compensation committee member, including the source of any compensation we pay to the director and any affiliations with the Company.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mr. Speach, are independent as defined under the Nasdaq Rules.

Committees of the Board of Directors

Prior to the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will establish an audit committee, a compensation committee and a nominating and governance committee. Each of these committees will operate under a charter that will be approved by our board of directors, as set forth below.

Audit Committee. Our audit committee consists of three independent directors. The members of the audit committee are Messrs. Nicklas, Neilander and Downs. Mr. Downs is the chairperson of the audit committee. The audit committee consists exclusively of directors who are financially literate. In addition, Mr. Downs is considered an “audit committee financial expert” as defined by the SEC’s rules and regulations.

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The audit committee responsibilities include:

•	overseeing the compensation and work of and performance by our independent auditor and any other registered public accounting firm performing audit, review or attestation services for us;

•	engaging, retaining and terminating our independent auditor and determining the terms thereof;

•	assessing the qualifications, performance and independence of the independent auditor;

•	evaluating whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

•	reviewing and discussing the audit results, including any comments and recommendations of the independent auditor and the responses of management to such recommendations;

•	reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;

•	producing a committee report for inclusion in applicable SEC filings;

•	reviewing the adequacy and effectiveness of internal controls and procedures;

•	establishing procedures regarding the receipt, retention and treatment of complaints received regarding the accounting, internal accounting controls, or auditing matters and conducting or authorizing investigations into any matters within the scope of the responsibility of the audit committee; and

•	reviewing transactions with related persons for potential conflict of interest situations.

Compensation Committee. Our compensation committee consists of three independent directors. The members of the compensation committee are Messrs. Nicklas, Neilander and Downs. Mr. Nicklas is the chairperson of the compensation committee. The committee has primary responsibility for:

•	reviewing and recommending all elements and amounts of compensation for each executive officer, including any performance goals applicable to those executive officers;

•	reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;

•	once required by applicable law, causing to be prepared a committee report for inclusion in applicable SEC filings;

•	approving any employment agreements, severance agreements or change of control agreements that are entered into with the CEO and certain executive officers; and

•	reviewing and recommending the level and form of non-employee director compensation and benefits.

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Nominating and Governance Committee. The nominating and governance committee consists of three independent directors. The members of the nominating and governance committee are Messrs. Nicklas, Neilander and Downs. Mr. Neilander is the chairperson of the nominating and governance committee. The committee’s responsibilities include:

•	recommending persons for election as directors by the stockholders;

•	recommending persons for appointment as directors to the extent necessary to fill any vacancies or newly created directorships;

•	reviewing annually the skills and characteristics required of directors and each incumbent director’s continued service on the board;

•	reviewing any stockholder proposals and nominations for directors;

•	advising the board of directors on the appropriate structure and operations of the board and its committees;

•	reviewing and recommending standing board committee assignments;

•	developing and recommending to the board Corporate Governance Guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs at least annually;

•	making recommendations to the board as to determinations of director independence; and

•	making recommendations to the board regarding corporate governance based upon developments, trends, and best practices.

The Nominating and Governance Committee will consider stockholder recommendations for candidates for the board of directors.

Our bylaws provide that, in order for a stockholder’s nomination of a candidate for the board to be properly brought before an annual meeting of the stockholders, the stockholder’s nomination must be delivered to the Secretary of the Company no later than 120 days prior to the one-year anniversary date of the prior year’s annual meeting.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this offering, a copy of the code of business conduct and ethics will be made available on the Corporate Governance section of our website, which is located at www.esportstechnologies.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K filed with the SEC.

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Compensation of Executive Officers

Summary Compensation Table

The following table shows the compensation awarded to or earned in the last two fiscal years by our chief executive officer. We did not have any officers that received more than $100,000 in compensation.

Summary Compensation Table – 2020

Name and Principal Position	Year	Salary($)	All other compensation ($) (1)	Total ($)
Aaron Speach, Chief Executive Officer and President	2020	4,250	46,958	51,208
	2019	–	16,819	16,819

____________________

(1)       Consists of consulting fees paid to Speachless Consulting LLC, which is owned by Mr. Speach.

Narrative Disclosure to Summary Compensation Table

Aaron Speach, Chief Executive Officer and President

Effective October 1, 2020, we entered into an employment agreement with Aaron Speach pursuant to which Mr. Speach agreed to serve as our Chief Executive Officer for an initial term of three years. The agreement provides for an initial annual base salary of $170,000. Pursuant to the agreement, Mr. Speach is eligible to receive the following potential performance stock grants: (i) 100,000 shares of our common stock at such date as we reach total gross revenues of $10,000,000 in any trailing 12 month period during the term of the employment agreement; and (ii) 100,000 shares of our common stock at such date as we reach total gross revenues of $20,000,000 in any trailing 12 month period during the term of the employment agreement. If Mr. Speach’s employment is terminated at our election without “cause” (as defined in the agreement), Mr. Speach shall be entitled to receive severance payments equal to 150% of the balance due of Mr. Speach’s base salary for the remainder of the initial term of three years. Mr. Speach has agreed not to compete with us until six months after the termination of his employment.

Bart Barden, Chief Operating Officer

On October 1, 2020, we entered into an employment agreement with Bart Barden pursuant to which Mr. Barden will serve as our Chief Operating Officer. The initial term of the employment agreement will continue for a period of 12 months. The employment agreement provides for an initial annual base salary of €160,000. In addition, Mr. Barden is eligible for the following additional payments: (a) a $100,000 cash signing bonus upon the listing of our common stock on a public stock exchange, to be paid on the first day of trading; (b) (i) a $25,000 cash bonus on the 181st after our listing on a national securities exchange and (ii) an additional $25,000 bonus if on the 181st day after our listing our common stock has traded at or above $7.00 per share for 10 consecutive days and gross revenue has totaled $3,000,000 from January 1, 2021; (c) a quarterly bonus of 10% of base salary (up to 40% of base salary annually) commencing the first full fiscal quarter after this offering and terminating at the end of 2022, upon our achieving EBITDA equal to 10% of our revenue for each such fiscal quarter payable as 50% common stock with a three-year vesting schedule and 50% cash. Under the employment agreement, Mr. Barden was granted a ten-year option to purchase 1,200,000 shares at an exercise price of $0.25 per share, which vests in four equal installments, provided Mr. Barden is employed by us on each such vesting date, on each of the succeeding four anniversary dates of the option grant, provided that the second annual installment shall vest on the earlier of the second anniversary of the grant and the 451st day after this offering.

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Jim Purcell, Chief Financial Officer

On December 16, 2020, we entered into an employment agreement with Jim Purcell pursuant to which Mr. Purcell will serve as our Chief Financial Officer commencing prior to the closing of this offering. The employment agreement provides for an initial annual base salary of €180,000. In addition, Mr. Purcell is eligible for the following additional payments: (a) a €1,000 per month health care and benefit stipend; and (b) a €45,000 cash signing bonus upon the listing of our common stock on a public stock exchange, to be paid on the first day of trading. Under the employment agreement, Mr. Purcell was granted a seven-year option to purchase 280,000 shares of our common stock at an exercise price of $2.00 per share, which vests in four equal installments, provided Mr. Purcell is employed by us on each such vesting date.

Outstanding Equity Awards

As of September 30, 2020, none of our named executive officers had been issued any options.

Director Compensation

Upon the completion of this offering, our board of directors will establish a compensation policy for non-employee directors. In addition, upon the appointment of the Mr. Nicklas in November 2020, we issued Mr. Nicklas an option to purchase 100,000 shares of our common stock at an exercise price of $2.00 vesting in two annual installments provided Mr. Nicklas is serving as a director on such vesting dates. Upon the appointment of the Mr. Neilander in January 2021, we issued Mr. Neilander an option to purchase 75,000 shares of our common stock at an exercise price of $2.00 vesting in three annual installments provided Mr. Neilander is serving as a director on such vesting dates. Upon the appointment of the Mr. Downs in March 2021, we issued Mr. Downs an option to purchase 75,000 shares of our common stock at an exercise price of $3.00 vesting in three annual installments provided Mr. Downs is serving as a director on such vesting dates.

2020 Stock Plan

In December 2020, we adopted the Esports Technologies, Inc. 2020 Stock Plan, or 2020 Plan. The 2020 Plan is a stock-based compensation plan that provides for discretionary grants of stock options, stock awards, stock unit awards and stock appreciation rights to key employees, non-employee directors and consultants. The following is a summary of the material features of the 2020 Plan.

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Administration. The 2020 Plan is administered by either the Compensation Committee of our Board of Directors or our entire Board of Directors for the period prior to the establishment of our Compensation Committee (we refer to the body administering the 2020 Plan as the “Committee”). The Committee has full authority to select the individuals who will receive awards under the 2020 Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

Limit on Non-Employee Director Compensation. Under the 2020 Plan, the aggregate value of all compensation granted or paid to any individual for service as a non-employee director with respect to any calendar year, including awards granted under the 2020 Plan and cash fees paid to such non-employee director, will not exceed $300,000 in total value. For purposes of this limitation, the value of awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

Number of Shares of Common Stock. The number of shares of the common stock that may be issued under the 2020 Plan is 4,000,000. As of March 29, 2021, we had issued 3,526,598 shares under the 2020 Plan.

Shares issuable under the 2020 Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the 2020 Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to us by a participant, or withheld by us on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the 2020 Plan. Shares purchased by us with the proceeds received from a stock option exercise will not be available again for issuance. The number of shares of common stock issuable under the 2020 Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the 2020 Plan. No award granted under the 2020 Plan may be transferred, except by will, the laws of descent and distribution.

Of the shares available for issuance: (i) the maximum number issuable as stock options or SARS to any employee in any calendar year is 1,500,000, (ii) the maximum number issuable as incentive stock options is 1,500,000 and (iii) the maximum number of shares issuable as stock awards or such units granted to any employee in any calendar year is 1,500,000.

Eligibility. All employees designated as key employees for purposes of the 2020 Plan, all non-employee directors and consultants are eligible to receive awards under the 2020 Plan.

Awards to Participants. The 2020 Plan provides for discretionary awards of stock options, stock awards, stock unit awards and stock appreciation rights to participants. Each award made under the 2020 Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the 2020 Plan.

Stock Options. The Committee has the discretion to grant non-qualified stock options or incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that, commencing as of the initial public offering of our common stock, the exercise price of each stock option will be the closing price of the common stock on the date on which the option is granted (“fair market value”), each option will expire ten years from the date of grant and no dividends or dividend equivalents may be paid with respect to stock options.

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In addition, an incentive stock option granted to a key employee is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the company, the exercise price of the incentive stock option will be 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option can be granted after ten years from the earlier of the date the 2018 Plan was adopted or approved by stockholders.

Stock Appreciation Rights. The Committee has the discretion to grant stock appreciation rights to participants. The Committee determines the exercise price for a stock appreciation right, which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant in common stock or in cash, at our discretion, an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. The Committee has the discretion to set the terms and conditions applicable to the award, including the number of shares subject to the stock appreciation right and the vesting schedule, provided that each stock appreciation right will expire not more than ten years from the date of grant and no dividends or dividend equivalents shall be paid with respect to any stock appreciation right prior to the exercise of the stock appreciation right.

Stock Awards. The Committee has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any stock award subject to restrictions will be held by us and will be paid to the holder of the stock award only to the extent the restrictions on such stock award lapse.

Stock Units. The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. Unless otherwise specified in the award agreement, a participant will not be a shareholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that such dividend equivalents will be held by us and paid only to the extent the restrictions lapse.

Payment for Stock Options and Withholding Taxes. The Committee may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the tax obligation associated with an award: (i) cash; (ii) cash received from a broker dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to us the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing us to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the minimum amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or certification of ownership by attestation of such previously acquired shares.

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Provisions Relating to a “Change in Control” of the Company. Notwithstanding any other provision of the 2020 Plan or any award agreement, in the event of a “Change in Control” of the Company, the Board has the discretion to provide that all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards will be deemed satisfied at the highest level. In addition, upon such Change in Control, the Committee has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

Amendment of Award Agreements; Amendment and Termination of the 2020 Plan; Term of the 2020 Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the 2020 Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares are listed.

Notwithstanding the foregoing, neither the 2020 Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or stock appreciation right or cancelling a stock option or stock appreciation right in exchange for cash, other stock options or stock appreciation rights with a lower exercise price or other stock awards. (This prohibition on repricing without stockholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the company or similar events.

No awards may be granted under the 2020 Plan on or after the tenth anniversary of the initial effective date of the 2020 Plan.

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CERTAIN Relationships and Related Party Transactions

On September 24, 2020, we entered into an exchange agreement with the members of Global E-sports Entertainment Group, LLC pursuant to which we acquired 100% of the entity and issued the members an aggregate of 7,340,421 shares of our common stock. We issued the foregoing shares as follows: (i) Black Chip Holdings received 2,125,667 shares; (ii) Crossover LLC received 1,262,684 shares; (iii) Crimson Consulting & Trade LLC received 1,258,250 shares; (iv) EBJT Management LLC received 1,729,484 shares; and (v) Aaron Speachless Entertainment LLC, an entity owned by our Chairman and Chief Executive Officer, received 500,000 shares.

During the year ended September 30, 2020, Gogawi Inc., which is owned by certain of our pre-offering shareholders, paid expenses of $152,888 on our behalf. The advances are due on demand and are non-interest bearing.

On November 10, 2020, we entered into an employment agreement with Michal Barden, a family member of our Chief Operating Officer, to serve as our marketing director. The employment agreement provides for an annual salary of $132,000, a technology allowance of $5,000, and an award of 30,000 shares of common stock issued under our Equity Incentive Plan, vesting in four equal annual installments.

We engaged a firm owned by Matthew Lourie, our prior Chief Financial Officer, to provide financial reporting services. For the year ended September 30, 2020, we incurred consulting fees of $38,379 and owed the consulting company $13,838, which were paid subsequent to September 30, 2020.

We operate out of office space owned by Crimson Consulting & Trade LLC, a pre-offering shareholder, on a rent-free basis.

Policies and Procedures for Related Party Transactions

Our audit committee charter provides that our audit committee will be responsible for reviewing and approving in advance any related party transaction. This will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. All of the transactions described in this section occurred prior to the creation of our audit committee and the adoption of this policy.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 29, 2021, regarding beneficial ownership of our common stock by:

•	each of our directors;

•	each of our executive officers;

•	all directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o esports Technologies, Inc., 720 South 7th Street, 3rd Floor, Las Vegas, NV 89101.

Name and address of beneficial owner	Shares beneficially owned prior to offering	Percentage owned prior to offering (1)	Percentage owned after offering

Aaron Speach	500,000 (2)	4.7%	4.0%
Bart Barden	- (3)
Jim Purcell	- (4)
Michael Nicklas	- (5)
Dennis Neilander	- (6)
Christopher S. Downs	- (7)
Directors and Officers as a Group	500,000	4.7%	4.0%

Black Chip Holdings 4495 W Hacienda Ave #12 Las Vegas, NV 89118	942,836 (8)	8.9%	7.5%

EBJT Management LLC 5874 Lustrous Court Las Vegas, NV 89148	1,729,484 (9)	16.2%	13.7%

Crossover LLC 720 S 7th Street Ste 300 Las Vegas, NV 89101	1,262,684 (10)	11.9%	9.9%

Crimson Consulting & Trade LLC 8813 Cortile Drive Las Vegas, NV 89134	1,258,250 (11)	11.8%	9.9%

*            Less than 1%.

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(1)	Based on 10,648,769 shares of common stock outstanding as of March 29, 2021.
(2)	Consists of 500,000 shares held by Aaron Speachless Entertainment LLC. Does not include 200,000 shares issuable to Mr. Speach pursuant to his employment agreement, Mr. Speach is eligible to receive the following performance stock grants: (i) 100,000 shares of our common stock at such date as we reach total gross revenues of $10,000,000 in any trailing 12 month period during the term of the employment agreement; and (ii) 100,000 shares of our common stock at such date as we reach total gross revenues of $20,000,000 in any trailing 12 month period during the term of the employment agreement.
(3)	Mr. Barden holds a ten-year option issued to him in October 2020 to purchase 1,200,000 shares at an exercise price of $0.25 per share, which vests in four equal installments on each of the succeeding four anniversary dates of the option grant, provided Mr. Barden is employed by us on each such vesting date.
(4)	Mr. Purcell holds a seven-year option issued to him in December 2020 to purchase 280,000 shares at an exercise price of $2.00 per share, which vests in four equal installments on each of the succeeding four anniversary dates of the option grant, provided Mr. Purcell is employed by us on each such vesting date.
(5)	Mr. Nicklas holds a ten-year option issued to him in November 2020 to purchase 100,000 shares at an exercise price of $2.00 per share, which vests in two equal installments on each of the succeeding two anniversary dates of the option grant, provided Mr. Nicklas is serving as a director on each such vesting date.
(6)	Mr. Neilander holds a ten-year option issued to him in January 2021 to purchase 75,000 shares at an exercise price of $2.00 per share, which vests in three equal installments on each of the succeeding three anniversary dates of the option grant, provided Mr. Nicklas is serving as a director on each such vesting date.
(7)	Mr. Downs holds a ten-year option issued to him in March 2021 to purchase 75,000 shares at an exercise price of $3.00 per share, which vests in three equal installments on each of the succeeding three anniversary dates of the option grant, provided Mr. Downs is serving as a director on each such vesting date.
(8)	Gary Hosman has voting and dispositive power over the shares held by Black Chip Holdings.
(9)	Keith Williams has voting and dispositive power over the shares held by EBJT Management LLC.
(10)	Anthony Sgro has voting and dispositive power over the shares held by Crossover LLC.
(11)	Jody Allgood has voting and dispositive power over the shares held by Crimson Consulting & Trade LLC.

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Description of Securities

The following summary is a description of the material terms of our securities and is not complete. You should also refer to the Esports Technologies, Inc. articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Nevada Revised Statutes.

Authorized Capital Stock

Our articles of incorporation authorize us to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Upon the closing of this offering, we will have 12,648,769 shares of common stock outstanding.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

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Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock. Our articles of incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Warrants and Convertible Notes

On September 1, 2020, our wholly owned subsidiary, ESEG Limited, entered into three domain purchase agreements. Each of the domain purchase agreements required the issuance of a 10% convertible note in principal amount of $700,000 and the issuance of a warrant to purchase ordinary shares of ESEG. Two of these agreements also require an additional cash payment after five years, totaling $675,000. Upon our acquisition of ESEG, we exchanged the ESEG securities issued to the domain sellers for our securities. Accordingly, we issued each of the three domain seller a 10% convertible note in principal amount of $700,000, which matures on March 1, 2022 and is convertible at the option of the holder at a conversion price of $0.50 per share, and we issued the three domain sellers a five-year warrant to purchase 745,000 shares, 635,000 shares, and 635,000 shares, respectively, of our common stock at an exercise price of $0.30 per share. Each of the foregoing convertible notes and warrants provide that no holder of these notes or warrants will be permitted to convert such notes or exercise such warrants to the extent that the holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock after such conversion or exercise.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

No Written Consent of Stockholders. Our articles of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our articles of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See “Preferred Stock” above.

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Nevada Takeover Statute

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our amended and restated articles of incorporation or amended and restated bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in our amended and restated articles of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes. We expect to obtain additional directors’ and officers’ liability insurance coverage prior to the completion of this offering.

Listing

We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “EBET.”

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer and Trust located at 1 State Street, 30th Floor, New York, NY 10004.

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Shares Eligible for Future Sale

Future sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the closing of this offering, we will have:

•	10,648,769 shares of common stock outstanding;

•	2,233,541 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.43 per share;

•	3,825,000 shares of common stock issuable upon conversion of principal owed pursuant to outstanding convertible notes with a weighted average conversion price of $0.50 per share;

•	1,110,250 shares of common stock issuable to employees and consultants upon vesting over time or the completion of various performance milestones;
•	2,416,348 shares of common stock underlying outstanding options with a weighted average exercise price of $0.99 per share. 144,348 of these option vest at the close of the IPO and the remaining option vest over a four year period or at the completion of various performance milestones;

•	473,402 shares available for future issuance under the 2020 Esports Technologies, Inc. Stock Plan; and

•	140,000 shares of common stock issuable upon exercise of warrants to be issued to the underwriters in connection with this offering.

All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders. None of the holders of shares of our common stock or securities exercisable for or convertible into shares of our common stock have any registration rights.

Lock-Up

Certain of our initial stockholders holding an aggregate of 4,428,106 shares and our officers and directors, have agreed not to offer, sell, dispose of or hedge any shares of our common stock, subject to specified limited exceptions, during the period continuing through the date that is fifteen months after the date of this offering. In addition, certain of our pre-IPO stockholders holding an aggregate of 683,334 shares have agreed not to offer, sell, dispose of or hedge any shares of our common stock, subject to specified limited exceptions, during the period continuing through the date that is six months after the date of this offering.

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Between October and November 2020, we sold 2,000,000 shares of common stock at $2.00 per share in a private placement. Between January and February 2021, we sold an additional 250,014 shares of common stock at $3.00 per share in a private placement. In connection with these offerings, the investors agreed to the following lock-up agreement with respect to the purchased shares:

•	Until the 180th day after the date of this offering, the investor agreed not to sell, transfer or otherwise dispose of the purchased shares.

•	Between the 181st and 270th day after the date of this offering, the investor agreed not to sell, transfer or otherwise dispose of more than one-third of the purchased shares, subject to a maximum sale on any trading day of 3% of the daily volume.

•	Between the 271st and 365th day after the date of this offering, the investor agreed not to sell, transfer or otherwise dispose of more than one-third of the purchased shares, subject to a maximum sale on any trading day of 3% of the daily volume.

•	After the 365th day after the date of this offering, the investor will be entitled to sell the remaining one-third of the shares purchased without restriction.

•	Notwithstanding the above, commencing 90 days after the date of this offering, if our common stock price is over $11.00 per share for five consecutive trading days, until such time as the price drops below such level, the investors may sell one-third of their shares subject to a maximum sale on any trading day of 3% of the daily volume; and if our common stock price is over $14.00 per share for five consecutive trading days, until such time as the price drops below such level, the investors may sell an additional one-third of their shares subject to a maximum sale on any trading day of 3% of the daily volume; and if our common stock price is over $17.00 per share for five consecutive trading days, until such time as the price drops below such level, the investors may sell an additional one-third constituting a maximum total of all of their shares subject to a maximum sale on any trading day of 3% of the daily volume.

Rule 144

Shares of common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, as well as shares held by our current stockholders, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of: (i) 1% of the number of shares of common stock then outstanding, or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Stock Plan

We intend to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, which will register 4,000,000 shares of common stock underlying stock options or restricted stock awards available for issuance under our 2020 Stock Plan. Subject to any vesting requirements, these shares registered on Form S-8 will be eligible for resale in the public markets without restriction, subject to Rule 144 limitations applicable to affiliates.

Selling Stockholder Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by certain selling stockholders of our common stock. These shares of common stock have been registered to permit public resale of such shares, and the selling stockholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the selling stockholders until our common stock is listed or quoted on an established public trading market will take place at $ 6.00, which is the high end of the public offering price range of the shares of common stock we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Boustead Securities, LLC to serve as lead book-running manager of the offering and as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, each underwriter will severally agree to purchase the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus

Underwriter	Number of Shares Common Stock
Boustead Securities, LLC

2,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the option described below), if any are purchased.

The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $______ per share of common stock to brokers and dealers. After the shares of common stock are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Share of Common Stock		Total
Public offering price	$	$
Underwriting discounts and commission	$	$
Proceeds, before expenses, to us	$	$

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We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $250,000.

We have also agreed to issue to the representative of the underwriters a warrant to purchase a number of shares of common stock equal to an aggregate of 7% of the aggregate number of the shares sold in this offering. The warrant will be exercisable on a cashless basis at an exercise price equal to 120% of the offering price of the shares sold in this offering. The warrants are exercisable commencing six months after the date of effectiveness of the registration statement of which this prospectus forms a part, have piggyback registration rights, and will be exercisable for a period of five years from the effective date of the registration statement of which this prospectus forms a part. The warrants are not redeemable by us. The warrants and the shares of common stock issuable upon exercise of the warrants have been included on the registration statement of which this prospectus forms a part. Pursuant to applicable FINRA rules, and in particular Rule 5110, the warrants (and underlying shares) issued to the underwriters may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days after the effective date of the registration statement related to this offering; provided, however, that the warrants (and underlying shares) may be transferred to the underwriters’ officers, partners, registered persons or affiliates as long as the warrants (and underlying shares) remain subject to the lockup.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Pursuant to the underwriting agreement, we will provide the representative of the underwriters the right of first refusal for one year from the date of commencement of sales of this public offering to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of our company.

We have agreed to a 12-month “lock-up” from the closing of this offering, during which, without the prior written consent of Boustead Securities, LLC, we shall not issue, sell or register with the SEC (other than on Form S-8 or on any successor form) with respect to any of our equity securities (or any securities convertible into, exercisable for or exchangeable for any of our equity securities), except for (i) the issuance of the shares of common stock offered pursuant to this prospectus; and (ii) the issuance of shares of common stock pursuant to our existing stock option or bonus plan as described in the registration statement of which this prospectus forms a part.

Our executive officers, directors and certain of our significant stockholders have also agreed to a 12-month “lock-up,” during which, without the prior written consent of Boustead Securities, LLC, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. The foregoing shall not apply to (i) common stock to be transferred as a gift or gifts (provided, that (a) any donee shall execute and deliver to Boustead Securities, LLC, acting on behalf of the underwriters, not later than one business day prior to such transfer, a lock-up agreement to Boustead Securities, LLC and (b) if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock or beneficially owned shares or any securities convertible into or exercisable or exchangeable for common stock or beneficially owned shares during the 15-month “lock-up,” the lock-up signatory shall include a statement in such report to the effect that such transfer is being made as a gift), and (ii) the sale of the shares of common stock to be sold pursuant to this prospectus.

61

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares of our common stock before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions - the representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.
•	Penalty bids - if the representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of this offering.
•	Passive market making - market makers in the common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of our shares of common stock.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

During October and November 2020 (“Fall 2020”), we completed a private placement of 2,000,000 shares of common stock for gross proceeds of $4.0 million, which private placement was completed pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead and Falcon Capital LLP acted as placement agents in the private placement and received commissions and non-accountable expenses totaling $330,450 and five-year warrants to purchase 173,625 shares of our common stock at a $2.00 per share exercise price..

During January and February 2021 (“Winter 2021”), we completed a private placement of 250,014 shares of common stock for gross proceeds of $750,000, which private placement was completed pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead acted as placement agent in the private placement and received commissions of $26,250 and five-year warrants to purchase 8,750 shares of common stock at a $3.00 per share exercise price.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

62

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Schiff Hardin LLP, Washington, DC. Certain legal matters in connection with this offering will be passed upon for the underwriters by Michelman & Robinson LLP, New York, New York.

EXPERTS

The financial statements as of September 30, 2020 appearing in this prospectus have been audited by PWR CPA, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares of common stock being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We will be subject to the reporting and information requirements of the Exchange Act and, as a result, will file periodic and current reports, proxy statements and other information with the SEC. We expect to make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above.

63

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Esports Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Esports Technologies, Inc. (the “Company”) as of September 30, 2020 and 2019, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the two-year period ended September 30, 2020 and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Company’s need for additional financing in order to fund its operations in 2021 raises substantial doubt about its ability to continue as a going concern. These 2020 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PWR CPA LLP

We have served as the Company's auditor since 2020.

Houston, Texas

December 9, 2020

F-2

ESPORTS TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2020	2019

ASSETS
Current assets:
Cash	$–	$67,717
Accounts receivable, net	33,839	26,827
Prepaid expenses	50,000	–

Total current assets	83,839	94,544

Long term assets:
Intangible assets - cryptocurrency	44,562	16,241
Intangible assets - domain names, net	2,239,606	–

Total assets	$2,368,007	$110,785

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$55,760	$12,532
Accounts payable, related party	152,888	–
Liabilities to users	8,809	13,524
Total current liabilities	217,457	26,056

Convertible notes payable, net of discount	116,667	–
Other long term liabilities, net of discount	422,409	–

Total liabilities	756,533	26,056

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Preferred Stock, $0.001 per value, 10,000,000 shares authorized, 0 issued and outstanding	–	–
Common stock; $0.001 par value, 100,000,000 shares authorized, 7,340,421 shares issued and outstanding	7,340	7,340
Additional paid-in capital	3,053,660	953,660
Accumulated deficit	(1,449,526)	(876,271)
Total stockholders’ equity	1,611,474	84,729

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,368,007	$110,785

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ESPORTS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	For the Years Ended September 30,
	2020	2019

Revenue	$195,778	$140,982
Cost of revenue	(114,564)	(68,453)

Gross profit	81,214	72,529

Operating expenses:
Selling, general and administrative expenses	192,160	48,426
Total operating expenses	192,160	48,426

Income (loss) from operations	(110,946)	24,103

Interest expense	(150,376)	–
Other expense	(46,154)	–
Loss on debt extinguishment	(265,779)	–
Total other expense	(462,309)	–

Income (loss) before provision for income taxes	(573,255)	24,103
Provision for income taxes	–	–

Net income (loss)	$(573,255)	$24,103

Net income (loss) per common share – basic and diluted	$(0.08)	$0.00

Weighted average common shares outstanding – basic and diluted	7,340,421	7,340,421

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ESPORTS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	Common stock		Additional
	Number of		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total

Balance at September 30, 2018	7,340,421	$7,340	$953,660	$(900,374)	$60,626

Net income	–	–	–	24,103	24,103

Balance at September 30, 2019	7,340,421	7,340	953,660	(876,271)	84,729

Beneficial conversion feature	–	–	2,100,000	–	2,100,000

Net loss	–	–	–	(573,255)	(573,255)

Balance at September 30, 2020	7,340,421	$7,340	$3,053,660	$(1,449,526)	$1,611,474

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ESPORTS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	For the Years Ended September 30,
	2020	2019

Cash flow from operating activities:
Net income (loss)	(573,255)	24,103
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of debt discount	133,691	–
Loss on extinguishment of debt	265,779	–
Gain on cryptocurrency settlement	(3,227)	(3,079)
Changes in operating assets and liabilities:
Accounts receivable	(169,630)	(55,064)
Prepaid expenses	(50,000)	–
Accounts payable and accrued liabilities	178,736	42,896
Accounts payable - related parties	152,888	–
Liabilities to users	(2,699)	2,936
Net cash provided by (used in) operating activities	(67,717)	11,792

NET CHANGE IN CASH	(67,717)	11,792
CASH AT BEGINNING OF PERIOD	67,717	55,925
CASH AT END OF PERIOD	–	67,717

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

Non-cash transactions
Beneficial conversion feature on convertible debt	$2,100,000	$–
Acquisition of domain name for convertible notes payable	$2,239,606	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ESPORTS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS AND GOING CONCERN

Organization

Esports Technologies, Inc. (“Esports Tech”) was formed on September 24, 2020 as a Nevada Corporation. Esports Tech is a technology company creating and operating platforms focused on esports and competitive gaming. The Company operates under a Curacao gaming license and can provide online betting services to various countries around the world. The majority of the Company’s customers are based in the Philippines. The Company’s consolidated financial statements include its accounts and the accounts of its 100% owned subsidiaries, namely Global E-Sports Entertainment Group, LLC (“Global E-Sports”), ESEG Limited (“ESEG”) and Gogawi Entertainment Group (“Gogawi”) (collectively referred to as the “Company,” “we,” “our,” or “us”). Global E-Sports, a Nevada limited liability company, was incorporated in Nevada on June 28, 2016. ESEG, a Belize company was incorporated on October 31, 2016. Gogawi, a Cypress company was incorporated on December 8, 2018 and has always been a wholly owned subsidiary of ESEG.

On September 24, 2020, ESEG was acquired by Global E-Sports in exchange for 50% of the membership interest in Global E-Sports held by the former owners of ESEG. The remaining 50% interest of Global E-Sports is held by Esports Tech. Prior to this transaction both ESEG and Global E-Sports shared common ownership. This transaction was accounted for as a combination of entities under common control and as such both operations have been combined from their inception. In addition, on September 24, 2020, Esports Tech executed a Share Exchange Agreement (“Share Exchange”) resulting in the acquisition of 100% of the membership interest of Global E-Sports in exchange for the issuance of 7,340,419 shares of common stock.

Pursuant to the Share Exchange, the merger between Global E-Sports and the Company was accounted for as a reverse merger. Under this method of accounting, Esports Tech was treated as the “acquired” company for financial reporting purposes. The net assets of Global E-Sports are stated at historical cost, with no goodwill or other intangible assets recorded.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has recurring losses and generated negative cash flows from operations since inception. Due to these conditions, it raised substantial doubt about its ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with loans or the sale of common stock. The consolidated financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

Impact of COVID-19

The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread, has severely impacted the U.S. and world economies. Economic recessions, including those brought on by the COVID-19 outbreak may have a negative effect on the demand for the Company’s products and the Company’s operating results. The range of possible impacts on the Company’s business from the coronavirus pandemic could include: (i) changing demand for the Company’s online betting products; and (ii) increasing contraction in the capital markets. At this time, the Company has seen an increase in online betting activities since the pandemic thus favorably impacting the results of operations.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the consolidated financial statements are as follows:

Basis of Presentation:

The basis of accounting applied is United States generally accepted accounting principles (US GAAP). The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts, transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term investments with original maturities of 90 days or less at the date of purchase. The recorded value of our cash and cash equivalents approximates their fair value.

Accounts receivable

The Company has an affiliate program, which consists of a strategic partnership with a third-party operator in the Philippines. The Company charges the affiliate a fee calculated as a percentage of gross revenue. The affiliate partner controls cash received from the players on behalf of the Company and pays out winnings to the players for wagers placed. The receivable balance owed to the Company represents the net amount owed to the Company and is stated at historical cost less any allowance for doubtful accounts. There was no allowance for doubtful accounts as of September 30, 2020 and 2019. The entire receivable balance as of September 30, 2020 and 2019 was due from the third-party operator.

Intangible Assets

Cryptocurrencies

There is currently no specific guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

F-8

Cryptocurrencies held are accounted for as an indefinite-lived intangible asset under ASC 350, Intangible – Goodwill and Other. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

The Company uses its cryptocurrencies to pay vendors and users. The Company also receives payments on its receivables and player deposits in cryptocurrency. Gains and losses realized upon settlement of cryptocurrencies are also recorded in general and administrative expense in our consolidated statements of operations.

Other Intangible Assets

The Company’s other intangible asset consist of internet domain names, which are an indefinite-lived intangible. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Liabilities to Users

The Company records liabilities for user account balances at a given reporting period based on deposits made by players either to the Company or the sales affiliate, less any losses on wagers and payout made to players. Liabilities to users amounts are not required to be backed by cash reserves of the Company.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on October 1, 2018 using the modified retrospective method. ASC Topic 606 requires companies to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the standard requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The adoption of ASC Topic 606 had no impact to the Company’s comparative consolidated financial statements. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer
•	Identification of the performance obligations in the contract
•	Determination of the transaction price
•	Allocation of the transaction price to the performance obligations in the contract
•	Recognition of revenue when, or as, the Company satisfies a performance obligation

No single customer exceeded more than 10% of revenue during the years ended September 30, 2020 and 2019. In addition, no disaggregation of revenue is required because all current revenue is generated from gaming revenue.

F-9

Performance Obligations

The Company operates an online betting platform allowing users to place wagers on a variety of live sporting events and esports events. Each wager placed by users create a single performance obligation for the Company to administer each event wagered. Gross gaming revenue is the aggregate of gaming wins and losses based on results of each event that customers wager bets on. Variable commission fees are paid to sales affiliates based on a percentage of revenue generated from the affiliate. The commissions rebated to affiliates are recorded as a reduction to gross gaming revenue.

Cost of Revenue

Cost of revenue consists of third-party costs associated with the betting software platform.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include advertising and marketing costs which are expensed as incurred. Also included in selling, general and administrative expenses are software development costs and professional fees.

Income Taxes

Deferred taxes are determined utilizing the "asset and liability" method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, when it's more likely than not that deferred tax assets will not be realized in the foreseeable future. Deferred tax liabilities and assets are classified as current or non-current based on the underlying asset or liability or if not directly related to an asset or liability based on the expected reversal dates of the specific temporary differences.

Fair value of financial instruments

The Company discloses fair value measurements for financial and non-financial assets and liabilities measured at fair value. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but are corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

F-10

Foreign Currency Translation

The company’s functional and reporting currency is the U.S. dollar. Monetary assets and liabilities are translated from Philippine Peso and Euro into U.S. dollars, which is the functional and reporting currency of the Company, at the period-end exchange rate, while foreign currency expenses are translated at the exchange rate in effect on the date of the transaction. The resultant gains or losses are included in the statement of operations. Non-monetary items are translated at historical rates.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. See footnote 9 for further discussion on related party transactions.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options.” Under the ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for our convertible debt instruments is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on the consolidated balance sheets and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, the Company is required to record non-cash interest expense as a result of the amortization of the discounted carrying value of the convertible debt to their face amount over the term of the convertible debt. We report higher interest expense in our financial results because ASC 470-20 requires interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest.

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount. When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) (“ASU 2019-12”): Simplifying the Accounting for Income Taxes. The new standard eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates, and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. For public business entities, it is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

F-11

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

NOTE 3 – INTANGIBLE ASSETS

On September 1, 2020, the Company’s wholly-owned subsidiary, ESEG, entered into domain purchase agreements to acquire the rights to certain domain names from third parties. The cost to acquire the domain names was $2,239,606, based on the estimated fair value of the consideration transferred to the sellers. ESEG issued notes payable with a combined principal amount of $2,100,000, which were to mature on March 1, 2022, bearing interest at 10%. These notes were exchanged for notes of the Company as discussed in Note 4. The Company also agreed to pay a total of $675,000 on September 1, 2025, with no interest. The Company estimated discount of these liabilities totaling $535,394 at the date of the transaction, to be amortized over the maturity period of the liabilities. The domain names were recorded as an intangible asset with an indefinite useful life. The Company’s management evaluated the domain names at September 30, 2020 and determined no impairment was necessary.

The following table presents the activities of the Company’s cryptocurrency holdings for the years ended September 30, 2020 and 2019:

Cryptocurrency at September 30, 2018	$6,243
Additions of cryptocurrency	55,441
Payments of cryptocurrency	(48,521)
Gain on cryptocurrency	3,078
Cryptocurrency at September 30, 2019	16,241
Additions of cryptocurrency	162,863
Payments of cryptocurrency	(137,769)
Gain on cryptocurrency	3,227
Cryptocurrency at September 30, 2020	$44,562

Additions of cryptocurrency during the year ended September 30, 2020 and September 30, 2019 represent settlement of outstanding accounts receivable of $162,863 and $55,441, respectively. Payments of cryptocurrency during the year ended September 30, 2020 represented settlement of accounts payable and accrued expenses of $135,753 and payments to users of $2,016. Payments of cryptocurrency during the year ended September 30, 2019 represented settlement of accounts payable and accrued expenses of $36,476 and payments to users of $12,045. Use of cryptocurrency to settle receivables and payables during the year are reflected as a component of changes in operating assets and liabilities in the consolidated statement of cash flows.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

On September 1, 2020, the Company entered into three promissory notes, with a combined principal amount of $2,100,000. The convertible notes bear interest at the rate of 10% per annum and mature on March 1, 2022. The Company also agreed to pay two of the lenders a total of $675,000 on September 1, 2025, bearing no interest. The Company estimated total debt discount of these liabilities to be $535,394 at the date of the transaction, of which $279,516 related to the promissory notes payable, and $255,878 related to the other long term liabilities. The discounts will be amortized over the maturity period of each liability. As of September 30, 2020, the carrying amount of the other long term liabilities was $422,409 net of remaining discount totaling $252,591. The carrying amount of the convertible notes payable and associated discount is further discussed below.

On September 26, 2020, the Company assumed the notes payable with principal of $2,100,000 from ESEG. In connection with this assumption, Esports Tech issued each of the lenders a conversion option at a fixed price of $0.50 per share, and issued 2,015,000 warrants to purchase shares of the Company’s common stock at an exercise price of $0.30 per share, each with a term of five years. The convertible notes bear interest at 10% per annum and mature on March 1, 2022. The holder may convert the note into shares of common stock at any time throughout the maturity date, to the extent and provided that no holder of the notes was or will be permitted to convert such notes so long as it or any of its affiliates would beneficially own in excess of 4.99% of the Company’s common stock after such conversion. The Company determined that the assignment of the notes payable by the subsidiary to the parent company was an extinguishment of the original notes payable due to the addition of a substantive conversion feature, and the Company recognized a loss on extinguishment of $265,779 during the year ended September 30, 2020.

F-12

The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature and relative fair value of the warrants as a debt discount and additional paid in capital. The fair value of the warrants at the grant date was estimated using a Black-Scholes model and the following assumptions: 1) volatility of approximately 85% based on a peer group of companies; 2) dividend yield of 0%; 3) risk-free rate of 0.26%; and 4) an expected term of five years. The $2,100,000 debt discount will be amortized through the maturity date of the convertible notes payable. As of September 30, 2020, the balance due under these notes net of unamortized discount of $1,983,333, is $116,667, with accrued interest of $16,685. In total, the Company amortized debt discount of $133,691 during the year ended September 30, 2020.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is currently authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001. In addition, the Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001. The specific rights of the preferred stock, when so designated, shall be determined by the board of directors.

Prior to September 30, 2018, Global E-Sports received $961,000 from the sale of membership interests. During September 2020 these membership interests were exchanged for 7,340,421 shares of the Company’s common stock.

Warrants

As discussed above, the Company issued common stock warrants in connection with convertible notes payable. The following table summarizes warrant activity during the year ended September 30, 2020:

	Common Stock Warrants
	Shares	Weighted Average Exercise Price	Weighted average Remaining Life in years
Outstanding at September 30, 2019	–	$–	–
Granted	2,015,000	0.30	4.99
Cancelled	–	–	–
Expired	–	–	–
Exercised	–	–	–
Outstanding at September 30, 2020	2,015,000	$0.30	4.99
Exercisable at September 30, 2020	2,015,000	$0.30	4.99

The outstanding and exercisable common stock warrants had an estimated intrinsic value of $3,425,500.

F-13

NOTE 6 – COMMITMENTS AND CONTINGENCIES

On September 2, 2020, the Company entered into a financial advisor agreement with Boustead Securities LLC, the representative of the underwriters in the Company’s initial public offering, to provide services related to fundraising on the Company’s planned public listing. The Company agreed to pay up to $160,000 of expenses in cash, of which $50,000 was paid on behalf of the Company by Gogawi, Inc. as disclosed in footnote 9 and was recorded as prepaid expenses. Additionally, the Company agreed to pay the financial advisor a success fee of 4% of any gross proceeds from any debt financing, and a 7% success fee related to any equity or convertible debt financing. The Company will also issue warrants to the financial advisor in connection with the closing of any fundraising transaction, with an exercise period of five years.

On September 26, 2020, the Company entered into a consulting agreement with a registered foreign broker dealer for fundraising services. The Company agreed to pay up to 10% of any gross proceeds through capital raises from non-US investors introduced by the consultant, up to a maximum payment to the consultant of $200,000. The consultant would also receive up to 10% of the number of securities purchased by such investors in the form of warrants to purchase shares of the Company’s common stock at an exercise price of $2.00 per share, exercisable for a period of five years.

Employment Agreements

On October 1, 2020, the Company, entered into an employment agreement with Aaron Speach to serve as its President and Chief Executive Officer. The initial term of the Employment Agreement will continue for a period of three years. The Employment Agreement provides for an initial annual base salary of $170,000, and awards up to 200,000 shares of common stock which vest based on performance milestones.

On October 1, 2020, the Company entered into an employment agreement with Bart Barden to serve as its Chief Operating Officer. The initial term of the Employment Agreement will continue for a period of twelve months. The Employment Agreement provides for an initial annual base salary of €160,000 (approximately $188,000). Mr. Barden is eligible for the following (a) $100,000 cash signing bonus upon the listing of the Company’s common stock on a public stock exchange, to be paid on the first day of trading; (b) $25,000 cash bonus on day 181 of the Company listing on a national securities exchange and an additional $25,000 bonus if on this day the Company’s stock has traded on or above $7.00 per share for 10 consecutive days and gross revenue has totaled $3,000,000 from January 1, 2021; (c) a bonus up to 40% of base salary commencing the first full fiscal quarter after the Company’s U.S. initial public offering (“IPO”) and terminating at the end of 2022; and (d) a performance bonus of 10% of his base salary each fiscal quarter, payable as 50% common stock with a three-year vesting schedule and 50% cash upon the Company achieving EBITDA equal to 10% of its revenue for such fiscal quarter. Under the agreement, Mr. Barden was granted a ten-year option to purchase 1,400,000 shares of common stock at an exercise price of $0.25 per share. Of the 1,400,000 options granted, up to 200,000 options shall vest upon the closing of the IPO if the Company raises over $18 million. The remaining 1,200,000 options vests in four equal installments on each of the succeeding four anniversary dates of the option grant, provided Mr. Barden is employed by the Company on each such vesting date.

On October 1, 2020, the Company entered into an employment agreement with Matthew Lourie pursuant to which Mr. Lourie agreed to serve as Interim Chief Financial Officer of the Company on a part time basis commencing on such date. The agreement provides for monthly compensation of $10,000 and an award of 57,250 options to purchase shares of common stock at an exercise price of $0.25 per share which will vest upon the earlier of (i) the Company hiring a full time chief financial officer, (ii) the listing of the Company’s common stock on a national exchange, or (iii) certain termination provisions defined in Mr. Lourie’s employment agreement. The stock options have a ten-year exercise period. The Company hired a full-time chief financial officer and Mr. Lourie resigned as chief financial officer in March 2021.

F-14

NOTE 7 – INCOME (LOSS) PER COMMON SHARE

The basic net income (loss) per common share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted net income (loss) per common share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of common shares outstanding during the year. The diluted weighted average number of common shares outstanding is the basic weighted number of common shares adjusted for any potentially dilutive debt or equity. Common shares issuable under convertible debt and common stock warrants were excluded from the calculation of diluted net loss per share due to their antidilutive effect. There were no dilutive instruments outstanding as of September 30, 2020 and 2019.

	Year ended September 30,	Year ended September 30,
	2020	2019
Numerator:

Net income (loss)	$(573,255)	$24,103

Denominator:

Denominator for basic and diluted net income (loss) per common share - weighted average of common shares	7,340,421	7,340,421

Basic and diluted net income (loss) per common share attributed to stockholders	$(0.08)	$0.00

NOTE 8 – INCOME TAXES

Prior to the Share Exchange as discussed in Note 1, Global E-Sports was organized as a limited liability company and was taxed as a partnership for U.S. income tax purposes. As such, with the exception of a limited number of state and local jurisdictions, Global E-Sports is not subject to U.S. income taxes. After the Share Exchange, the Company became subject to U.S federal income tax. Deferred taxes are determined by applying the provisions of enacted tax laws and rates for the jurisdictions in which the Company operates to the estimated future tax effects of the differences between the tax basis of assets and liabilities and their reported amounts in the Company's consolidated financial statements. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

Management currently believes that since the Company has a history of losses it is more likely than not that the deferred tax regarding the loss carry forwards and other temporary differences will not be realized in the foreseeable future. The Company believes that carryforward limitations will be applied to the historical net operating losses due to the recent change of control transition. There were no significant net operating loss carryforwards since incorporation of the Company.

The Company has recorded no liability for income taxes associated with unrecognized tax benefits at the date of adoption and has not recorded any liability associated with unrecognized tax benefits during 2020 and 2019. Accordingly, the Company has not recorded any interest or penalty in regard to any unrecognized benefit.

The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of the benefits from accumulated net operating losses carryforward due to the uncertainty of the realization of such tax benefits.

F-15

NOTE 9 – TRANSACTION WITH RELATED PARTIES

During the year ended September 30, 2020, a related party, Gogawi Inc., which is owned by some of the initial shareholders of the Company, paid expenses of $152,888 on the Company’s behalf. The advances are due on demand and are non-interest bearing.

On November 10, 2020, the Company entered into an employment agreement with Michal Barden, a family member of the Company’s Chief Operating Officer, to serve as the Company’s marketing director. The employment agreement provides for an annual salary of $132,000, a technology allowance of $5,000, and an award of 30,000 shares of common stock in the Company, vesting in four equal annual installments.

The Company engaged a firm owned by Matthew Lourie, the Company’s prior Chief Financial Officer, to provide financial reporting services. For the year ended September 30, 2020, the Company incurred consulting fees of $38,379 and owed the consulting company $13,838.

NOTE 10– SUBSEQUENT EVENTS

The Company’s management reviewed all material events through December 9, 2020, the date these financial statements were available to be issued for subsequent event disclosure consideration.

Subsequent to September 30, 2020, the Company received cash proceeds of $4,000,000 in exchange for 2,000,000 shares of common stock. In conjunction with this fundraising, broker commission and expenses of $351,929 were paid and 173,625 common stock warrants with a $2.00 exercise price and a five-year term were issued.

On October 1, 2020, the Company entered into an option agreement which gives the Company the right to acquire a license for proprietary technology related to online betting. The Company will pay £100,000 (or approximately $117,000) upon execution of the option agreement, and in the event the option is exercised and the license agreement is executed, the Company will pay an additional £200,000 (or approximately $235,000) in cash and issue 65,000 shares of common stock. The option will expire on May 1, 2021 if it has not been exercised prior to that date.

On November 5, 2020, the Company entered into an asset purchase agreement with a third party to acquire certain intellectual property. The Company made a cash payment of $61,285 and granted stock options to purchase 32,000 shares of common stock at an exercise price of $0.25 per share for a period of five years. The Company also entered into an employment agreement with the seller, effective November 1, 2020. The employee will be compensated at a rate of $110,000 per year and will receive a common stock award of 100,000 shares, which vest annually over four years.

Subsequent to September 30, 2020, the Company agreed to award a total of 790,250 shares of common stock and 87,098 options to purchase common stock to various non-officer employees. Of the common stock awards, 490,250 will vest annually over a period of three to four years, with the remaining 300,000 vesting upon the completion of various performance goals related to the operations of the Company. The stock options have a ten-year exercise period, an exercise price of $0.25 per share, and vest on the first anniversary of employment.

In November 2020, the Company entered into four consulting agreements under which the Company issued a total of 683,334 shares of common stock, which vest equally over terms ranging from three to twelve months.

See Footnote 6, Commitments and Contingencies, for further disclosure of certain transactions occurring subsequent to September 30, 2020.

F-16

ESPORTS TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2020	2020

ASSETS
Current assets:
Cash	$2,610,519	$–
Accounts receivable, net	25,716	33,839
Deferred financing costs	50,000	50,000
Prepaid expenses	58,570	–

Total current assets	2,744,805	83,839

Long term assets:
Software and equipment, net	148,151	–
Intangible assets - cryptocurrency	27,960	44,562
Intangible assets - domain names, net	2,239,606	2,239,606
Other long-term assets	133,770	–

Total assets	$5,294,292	$2,368,007

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$156,212	$55,760
Accounts payable, related party	155,228	152,888
Liabilities to users	8,167	8,809
Total current liabilities	319,607	217,457

Convertible notes payable, net of discount	466,667	116,667
Other long term liabilities, net of discount	432,426	422,409

Total liabilities	1,218,700	756,533

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 0 issued and outstanding	–	–
Common stock; $0.001 par value, 100,000,000 shares authorized, 10,398,755 and 7,340,421 shares issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	10,398	7,340
Additional paid-in capital	8,265,451	3,053,660
Accumulated deficit	(4,200,257)	(1,449,526)
Total stockholders’ equity	4,075,592	1,611,474

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,294,292	$2,368,007

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-17

ESPORTS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	December 31,
	2020	2019

Revenue	$10,794	$37,128
Cost of revenue	(12,259)	(25,166)

Gross profit (loss)	(1,465)	11,962

Operating expenses:
Sales and marketing	39,253	–
Product and technology	505,935	15,635
Selling, general and administrative expenses	1,593,711	19,756
Total operating expenses	2,138,899	35,391

Loss from operations	(2,140,364)	(23,429)

Other expenses:
Interest expense	(600,406)	–
Foreign currency loss	(9,961)	–
Total other expense	(610,367)	–

Loss before provision for income taxes	(2,750,731)	(23,429)
Provision for income taxes	–	–

Net loss	$(2,750,731)	$(23,429)

Net loss per common share – basic and diluted	$(0.30)	$(0.00)

Weighted average common shares outstanding – basic and diluted	9,176,511	7,340,421

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

ESPORTS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 AND 2020

(Unaudited)

	Common stock		Additional
	Number of		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total

Balance at September 30, 2019	7,340,421	$7,340	$953,660	$(876,271)	$84,729

Net loss	–	–	–	(23,429)	(23,429)

Balance at December 31, 2019	7,340,421	$7,340	$953,660	$(899,700)	$61,300

Balance at September 30, 2020	7,340,421	$7,340	$3,053,660	$(1,449,526)	$1,611,474

Shares and warrants issued for cash, net	2,000,000	2,000	3,646,071	–	3,648,071

Stock-based compensation	683,334	683	1,321,343	–	1,322,026

Shares issued due to conversion of notes payable	375,000	375	187,125	–	187,500

Stock warrants issued for asset acquisition	–	–	57,252	–	57,252

Net loss	–	–	–	(2,750,731)	(2,750,731)

Balance at December 31, 2020	10,398,755	$10,398	$8,265,451	$(4,200,257)	$4,075,592

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-19

ESPORTS TECHNOLOGIES, INC.

CONOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 and 2020

(Unaudited)

	For the Three Months Ended December 31,
	2020	2019
Cash flow from operating activities:
Net loss	$(2,750,731)	$(23,429)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	547,517	–
Stock-based compensation	1,322,026	–
Gain on cryptocurrency settlement	(6,596)	(103)
Changes in operating assets and liabilities:
Accounts receivable	(10,035)	(52,109)
Prepaid expenses	(58,570)	–
Accounts payable and accrued liabilities	141,925	56,657
Accounts payable - related parties	2,340	–
Liabilities to users	(759)	18,889
Net cash used in operating activities	(812,883)	(95)

Cash flow from investing activities:
Purchase of software and equipment	(90,899)	–
Purchase of other long term assets	(133,770)	–
Net cash used by investing activities	(224,669)	–

Cash flow from financing activities:
Proceeds from equity issuance, net of costs of capital	3,648,071	–
Net cash provided by financing activities	3,648,071	–

NET CHANGE IN CASH	2,610,519	(95)
CASH AT BEGINNING OF PERIOD	–	67,717
CASH AT END OF PERIOD	$2,610,519	$67,622

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

Non-cash transactions
Stock warrant issued for asset acquisition	$57,252	$–
Stock issued for conversion of notes payable	$187,500	$–

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-20

ESPORTS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS AND GOING CONCERN

Organization

Esports Technologies, Inc. (“Esports Tech”) was formed on September 24, 2020 as a Nevada Corporation. Esports Tech is a technology company creating and operating platforms focused on esports and competitive gaming. The Company operates under a Curacao gaming license and can provide online betting services to various countries around the world. The majority of the Company’s customers are based in the Philippines. The Company’s consolidated financial statements include its accounts and the accounts of its 100% owned subsidiaries, namely Global E-Sports Entertainment Group, LLC (“Global E-Sports”), ESEG Limited (“ESEG”) and Gogawi Entertainment Group (“Gogawi”) (collectively referred to as the “Company,” “we,” “our,” or “us”). Global E-Sports, a Nevada limited liability company, was incorporated in Nevada on June 28, 2016. ESEG, a Belize company was incorporated on October 31, 2016. Gogawi, a Cypress company was incorporated on December 8, 2018 and has always been a wholly owned subsidiary of ESEG. On December 8, 2020, the Company incorporated Esportsbook Technologies Limited (“Esportsbook”) in Ireland as a wholly-owned subsidiary of Esports Tech.

On September 24, 2020, ESEG was acquired by Global E-Sports in exchange for 50% of the membership interest in Global E-Sports held by the former owners of ESEG. The remaining 50% interest of Global E-Sports is held by Esports Tech. Prior to this transaction both ESEG and Global E-Sports shared common ownership. This transaction was accounted for as a combination of entities under common control and as such both operations have been combined from their inception. In addition, on September 24, 2020, Esports Tech executed a Share Exchange Agreement (“Share Exchange”) resulting in the acquisition of 100% of the membership interest of Global E-Sports in exchange for the issuance of 7,340,421 shares of common stock.

Pursuant to the Share Exchange, the merger between Global E-Sports and the Company was accounted for as a reverse merger. Under this method of accounting, Esports Tech was treated as the “acquired” company for financial reporting purposes. The net assets of Global E-Sports are stated at historical cost, with no goodwill or other intangible assets recorded.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has recurring losses and generated negative cash flows from operations since inception. Due to these conditions, it raised substantial doubt about its ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with loans or the sale of common stock. The consolidated financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

Impact of COVID-19

The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread, has severely impacted the U.S. and world economies. Economic recessions, including those brought on by the COVID-19 outbreak may have a negative effect on the demand for the Company’s products and the Company’s operating results. The range of possible impacts on the Company’s business from the coronavirus pandemic could include: (i) changing demand for the Company’s online betting products; and (ii) increasing contraction in the capital markets.

F-21

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the consolidated financial statements are as follows:

Basis of Presentation

The accompanying unaudited financial statements of the Company, include the accounts of the Company and its wholly-owned subsidiaries, and have been prepared in accordance with generally accepted accounting principles accepted in the United States (“U.S. GAAP”) for interim unaudited financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary in order to make the condensed financial statements not misleading. Operating results for the three months ended December 31, 2020 are not necessarily indicative of the final results that may be expected for the year ended September 30, 2021. For more complete financial information, these unaudited financial statements should be read in conjunction with the audited consolidated financial statements for the year ended September 30, 2020 included in our Form S-1 filed with the SEC. Notes to the consolidated financial statements which would substantially duplicate the disclosures contained in the audited consolidated financial statements for the most recent fiscal period, as reported in the Form S-1, have been omitted. All intercompany accounts, transactions and balances have been eliminated in consolidation.

Certain reclassifications have been made to prior period amounts to conform to the current year presentation.

Accounts Receivable

The Company has an affiliate program, which consists of a strategic partnership with a third-party operator in the Philippines. The Company charges the affiliate a fee calculated as a percentage of gross revenue. The affiliate partner controls cash received from players on behalf of the Company and pays out winnings to players for wagers placed. The receivable balance represents the net amount owed to the Company and is stated at historical cost less any allowance for doubtful accounts. There was no allowance for doubtful accounts as of December 31, 2020 and September 30, 2020. The entire receivable balance as of December 31, 2020 and September 30, 2020 was due from the third-party operator.

Intangible Assets

Cryptocurrencies

There is currently no specific guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

Cryptocurrencies held are accounted for as an indefinite-lived intangible asset under ASC 350, Intangible – Goodwill and Other. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

F-22

The Company uses its cryptocurrencies to pay vendors and users. The Company also receives payments on its receivables and player deposits in cryptocurrency. Gains and losses realized upon settlement of cryptocurrencies are also recorded in general and administrative expense in our consolidated statements of operations.

Other Intangible Assets

The Company’s other intangible asset consist of internet domain names, which are an indefinite-lived intangible. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Liabilities to Users

The Company records liabilities for user account balances at a given reporting period based on deposits made by players either to the Company or the sales affiliate, less any losses on wagers and payout made to players. Liabilities to users amounts are not required to be backed by cash reserves of the Company.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on October 1, 2018 using the modified retrospective method. ASC Topic 606 requires companies to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the standard requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The adoption of ASC Topic 606 had no impact to the Company’s comparative consolidated financial statements. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

No single customer exceeded more than 10% of revenue during the three months ended December 31, 2020 and 2019. In addition, no disaggregation of revenue is required because all current revenue is generated from gaming revenue.

F-23

Performance Obligations

The Company operates an online betting platform allowing users to place wagers on a variety of live sporting events and esports events. Each wager placed by users create a single performance obligation for the Company to administer each event wagered. Gross gaming revenue is the aggregate of gaming wins and losses based on results of each event that customers wager bets on. Variable commission fees are paid to sales affiliates based on a percentage of revenue generated from the affiliate. The commissions rebated to affiliates are recorded as a reduction to gross gaming revenue.

Cost of Revenue

Cost of revenue consists of third-party costs associated with the betting software platform.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include advertising and marketing costs which are expensed as incurred. Also included in selling, general and administrative expenses are software development costs and professional fees.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

NOTE 3 – LONG-LIVED ASSETS

Software and equipment

The Company’s software and equipment consisted of the following as of December 31, 2020 and September 30, 2020:

	December 31, 2020	September 30, 2020

Software	$148,151	$–
Total software and equipment	148,151	–
Accumulated depreciation	–	–
Software and equipment, net	$148,151	$–

On November 5, 2020, the Company entered into an asset purchase agreement with a third party to acquire certain proprietary technology data. The Company made a cash payment of $61,425 and granted stock warrants to purchase 32,000 shares of common stock at an exercise price of $0.25 per share for a period of five years. The fair value of the stock warrants was estimated to be $57,252 as of the grant date. The total consideration paid of $118,677 is included as part of software costs within property and equipment on the Company’s consolidated balance sheet. The Company also entered into an employment agreement with the seller, effective November 1, 2020. The employee will be compensated at a rate of $110,000 per year and will receive a common stock award of 100,000 shares, which vest annually over four years.

F-24

The software costs above relate to acquired components of the Company’s new platform which had not been placed in service as of December 31, 2020, and therefore no depreciation expense was recognized. The software is expected to be depreciated over a useful life of two to three years.

Intangible Assets

On September 1, 2020, the Company’s wholly-owned subsidiary, ESEG, entered into domain purchase agreements to acquire the rights to certain domain names from third parties. The cost to acquire the domain names was $2,239,606, based on the estimated fair value of the consideration transferred to the sellers. ESEG issued notes payable with a combined principal amount of $2,100,000, which were to mature on March 1, 2022, bearing interest at 10%. These notes were exchanged for notes of the Company in September 2020. The Company also agreed to pay a total of $675,000 on September 1, 2025, with no interest. The Company estimated discount of these liabilities totaling $535,394 at the date of the transaction, to be amortized over the maturity period of the liabilities. The domain names were recorded as an intangible asset with an indefinite useful life. The Company’s management evaluated the domain names at September 30, 2020 and determined no impairment was necessary.

The following table presents the activities of the Company’s cryptocurrency holdings for the three months ended December 31, 2020:

Cryptocurrency at September 30, 2020	$44,562
Additions of cryptocurrency	18,275
Payments of cryptocurrency	(41,473)
Gain on cryptocurrency	6,596
Cryptocurrency at December 31, 2020	$27,960

Additions of cryptocurrency during the three months ended December 31, 2020 and represent settlement of outstanding accounts receivable of $18,158 and net deposits from players of $117. Payments of cryptocurrency during the three months ended December 31, 2020 included payments of accounts payable and accrued expenses of $41,473. Use of cryptocurrency to settle receivables and payables during the period are reflected as a component of changes in operating assets and liabilities in the consolidated statement of cash flows.

Other Long-Term Assets

On October 1, 2020, the Company entered into an option agreement which gives the Company the right to acquire a license for proprietary technology related to online betting. The Company paid $133,770 upon execution of the option agreement, and in the event the option is exercised and the license agreement is executed, the Company will pay an additional £200,000 (or approximately $270,000 as of December 31, 2020) in cash and issue 65,000 shares of common stock. The option will expire on May 1, 2021 if it has not been exercised prior to that date. The Company recorded an other long-term asset of $133,770 related to the initial payment.

NOTE 4 – CONVERTIBLE NOTES PAYABLE AND OTHER LONG TERM LIABILITIES

On September 1, 2020, the Company entered into three promissory notes, with a combined principal amount of $2,100,000. The convertible notes bear interest at the rate of 10% per annum and mature on March 1, 2022. The Company also agreed to pay two of the lenders a total of $675,000 on September 1, 2025, bearing no interest. The Company estimated total debt discount of these liabilities to be $535,394 at the date of the transaction, of which $279,516 related to the promissory notes payable, and $255,878 related to the other long term liabilities. The discounts will be amortized over the maturity period of each liability. As of December 31, 2020 and September 30, 2020, the carrying amount of the other long term liabilities was $432,426 and $422,409, respectively net of remaining discount totaling $242,574 and $252,591, respectively. The carrying amount of the convertible notes payable and associated discount is further discussed below.

F-25

On September 26, 2020, the Company assumed the notes payable with principal of $2,100,000 from ESEG. In connection with this assumption, Esports Tech issued each of the lenders a conversion option at a fixed price of $0.50 per share and issued 2,015,000 warrants to purchase shares of the Company’s common stock at an exercise price of $0.30 per share, each with a term of five years. The convertible notes bear interest at 10% per annum and mature on March 1, 2022. The holder may convert the note into shares of common stock at any time throughout the maturity date, to the extent and provided that no holder of the notes was or will be permitted to convert such notes so long as it or any of its affiliates would beneficially own in excess of 4.99% of the Company’s common stock after such conversion. The Company determined that the assignment of the notes payable by the subsidiary to the parent company was an extinguishment of the original notes payable due to the addition of a substantive conversion feature, and the Company recognized a loss on extinguishment of $265,779 during the year ended September 30, 2020.

The Company evaluated the conversion option and concluded a beneficial conversion feature was present at issuance. The Company recognized the beneficial conversion feature and relative fair value of the warrants as a debt discount and additional paid in capital. The fair value of the warrants at the grant date was estimated using a Black-Scholes model and the following assumptions: 1) volatility of approximately 85% based on a peer group of companies; 2) dividend yield of 0%; 3) risk-free rate of 0.26%; and 4) an expected term of five years. The $2,100,000 debt discount will be amortized through the maturity date of the convertible notes payable.

During the three months ended December 31,2020, a total of $187,500 of principal was converted into 375,000 shares of common stock. As of December 31, 2020, the balance due under these notes net of unamortized discount of $1,445,833, is $466,667, with accrued interest of $69,617. As of September 30, 2020, the balance due under these notes net of unamortized discount of $1,983,333, is $116,667, with accrued interest of $16,685. In total, the Company amortized debt discount of $547,517 during the three months ended December 31, 2020.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is currently authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001. In addition, the Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001. The specific rights of the preferred stock, when so designated, shall be determined by the board of directors.

Prior to September 30, 2018, Global E-Sports received $961,000 from the sale of membership interests. During September 2020 these membership interests were exchanged for 7,340,421 shares of the Company’s common stock pursuant to the Share Exchange.

During the three months ended December 31, 2020, the Company received gross cash proceeds of $4,000,000 in exchange for 2,000,000 shares of common stock. In conjunction with this fundraising, broker commission and expenses of $351,929 were paid and 173,625 common stock warrants with an exercise price of $2.00 and a five-year term were issued. The fair value of the warrants issued in connection with the financing was estimated to be $228,500 as discussed below.

2020 Stock Plan

In December 2020, the Company adopted the Esports Technologies, Inc. 2020 Stock Plan, or the 2020 Plan. The 2020 Plan is a stock-based compensation plan that provides for discretionary grants of stock options, stock awards, stock unit awards and stock appreciation rights to key employees, non-employee directors and consultants. The following is a summary of the material features of the 2020 Plan.

F-26

Under the 2020 Plan, the aggregate value of all compensation granted or paid to any individual for service as a non-employee director with respect to any calendar year, including awards granted under the 2020 Plan and cash fees paid to such non-employee director, will not exceed $300,000 in total value. For purposes of this limitation, the value of awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

The number of shares of the common stock that may be issued under the 2020 Plan is 4,000,000. As of December 31, 2020, we had awarded a total 3,124,598 shares under the 2020 Plan, with 875,402 remaining under the 2020 Plan.

Common Stock Awards

During the three months ended December 31, 2020, the Company agreed to award a total of 1,110,250 shares of common stock to purchase common stock to various employees and officers under the 2020 Plan. Of the common stock awards, 610,250 will vest annually over a period of two to four years, 300,000 will vest upon the completion of various performance goals related to the operations of the Company, and 200,000 shares of common stock awarded to the Company’s CEO will vest equally upon reaching trailing twelve months revenue of $10 million and $20 million. The Company estimated the fair value of the awards at $2 per share based on recent sales of common stock for cash as described above.

In November 2020, the Company entered into four consulting agreements under which the Company issued a total of 683,334 shares of common stock, which vest equally over terms ranging from three to twelve months.

The Company recognized a total of $1,085,220 of stock-based compensation expense related to common stock awards during the three months ended December 31, 2020 and expects to recognize additional compensation cost of $2,501,948 upon vesting of all awards.

Warrants

As discussed above, the Company has issued common stock warrants in connection with its fundraising activities to brokers, an asset purchase agreement and convertible notes issued during the year ended September 30, 2020. The following table summarizes warrant activity during the three months ended December 31, 2020:

	Common Stock Warrants
	Shares	Weighted Average Exercise Price	Weighted average Remaining Life in years
Outstanding at September 30, 2020	2,015,000	$0.30	4.99
Granted	205,625	$1.73	5.00
Cancelled		$–	–
Expired	–	$–	–
Exercised	–	$–	–
Outstanding at December 31, 2020	2,220,625	$0.43	4.75
Exercisable at December 31, 2020	2,220,625	$0.43	4.75

F-27

The outstanding and exercisable common stock warrants had an estimated intrinsic value of $3,481,500. The Company estimated the fair value of the warrants using a Black-Scholes option pricing model and the following assumptions: 1) stock price of $2 per share; 2) dividend yield of 0%; 3) risk-free rate of between 0.18% and 0.52%; 4) expected term of between 2.5 and 5 years; 5) an exercise price of $0.25 or $2 and 6) expected volatility of between 84.1% and 99.0% based on a peer group of public companies. The warrants granted to brokers in connection with sales of common stock during the three months ended December 31, 2020 had an estimated fair value of $228,500 which was reflected as a cost of capital, and the warrants granted in connection with the asset purchase agreement had an estimated fair value of $57,252.

Options

During the three months ended December 31, 2020, the Company entered into various agreements with employees and consultants where the Company agreed to award a total of 1,734,348, including 90,000 to consultants and 100,000 to a member of the Board of Directors under the 2020 Plan. Of the total, 1,390,000 vest equally over periods of between one and four years, 70,313 vest upon completion of the Company’s IPO, 200,000 to the Company’s Chief Operating Officer vest in the event that the Company’s IPO raises gross proceeds of at least $18 million, 16,785 vest upon the earlier of 1 year or the completion of the Company’s IPO, and 57,250 to the Company’s interim CFO vest upon the earlier of the completion of the Company’s IPO or the hiring of a full time CFO.

The following table summarizes option activity during the three months ended December 31, 2020:

Common Stock Options
	Shares	Weighted Average Exercise Price	Weighted average Remaining Life in years
Outstanding at September 30, 2020	–	$–	–
Granted	2,014,348	$0.66	9.36
Cancelled		$–	–
Expired	–	$–	–
Exercised	–	$–	–
Outstanding at December 31, 2020	2.014,348	$0.66	9.20
Exercisable at December 31, 2020	–	$–	–

During the three months ended December 31, 2020, the Company recognized stock-based compensation expense of $236,806 related to common stock options awarded. The outstanding and exercisable common stock warrants had no estimated intrinsic value as of December 31, 2020. The Company expects to recognize an additional $2,842,890 of compensation cost related to stock options expected to vest.

The Company estimated the fair value of the stock options awarded using a Black-Scholes option pricing model and the following assumptions: 1) stock price of $2 per share; 2) dividend yield of 0%; 3) risk-free rate of between 0.22% and 0.46%; 4) expected term of between 3.5 and 6.3 years; 5) an exercise price of $0.25 or $2 and 6) expected volatility of between 82.3% and 89.0% based on a peer group of public companies.

F-28

NOTE 6 – COMMITMENTS AND CONTINGENCIES

On September 2, 2020, the Company entered into a financial advisor agreement with Boustead Securities LLC, the representative of the underwriters in the Company’s initial public offering, to provide services related to fundraising on the Company’s planned public listing. The Company agreed to pay up to $160,000 of expenses in cash, of which $50,000 was paid on behalf of the Company by Gogawi, Inc. recorded as deferred offering costs. Additionally, the Company agreed to pay the financial advisor a success fee of 4% of any gross proceeds from any debt financing, and a 7% success fee related to any equity or convertible debt financing. The Company will also issue warrants to the financial advisor in connection with the closing of any fundraising transaction, with an exercise period of five years.

On September 26, 2020, the Company entered into a consulting agreement with a registered foreign broker dealer for fundraising services. The Company agreed to pay up to 10% of any gross proceeds through capital raises from non-US investors introduced by the consultant, up to a maximum payment to the consultant of $200,000. The consultant would also receive up to 10% of the number of securities purchased by such investors in the form of warrants to purchase shares of the Company’s common stock at an exercise price of $2.00 per share, exercisable for a period of five years.

Employment Agreements

On October 1, 2020, the Company, entered into an employment agreement with Aaron Speach to serve as its President and Chief Executive Officer. The initial term of the Employment Agreement will continue for a period of three years. The Employment Agreement provides for an initial annual base salary of $170,000 and awards up to 200,000 shares of common stock which vest based on performance milestones. Prior to joining the Company as an officer, the Company compensated Mr. Speach or entities that he controls as a consultant for services.

On October 1, 2020, the Company entered into an employment agreement with Bart Barden to serve as its Chief Operating Officer. The initial term of the Employment Agreement will continue for a period of twelve months. The Employment Agreement provides for an initial annual base salary of €160,000 (approximately $188,000). Mr. Barden is eligible for the following (a) $100,000 cash signing bonus upon the listing of the Company’s common stock on a public stock exchange, to be paid on the first day of trading; (b) $25,000 cash bonus on day 181 of the Company listing on a national securities exchange and an additional $25,000 bonus if on this day the Company’s stock has traded on or above $7.00 per share for 10 consecutive days and gross revenue has totaled $3,000,000 from January 1, 2021; (c) a bonus up to 40% of base salary commencing the first full fiscal quarter after the Company’s U.S. IPO and terminating at the end of 2022; and (d) a performance bonus of 10% of his base salary each fiscal quarter, payable as 50% common stock with a three-year vesting schedule and 50% cash upon the Company achieving EBITDA equal to 10% of its revenue for such fiscal quarter. Under the agreement, Mr. Barden was granted a ten-year option to purchase 1,400,000 shares of common stock at an exercise price of $0.25 per share. Of the 1,400,000 options granted, up to 200,000 options shall vest upon the closing of the IPO if the Company raises over $18 million. The remaining 1,200,000 options vests in four equal installments on each of the succeeding four anniversary dates of the option grant, provided Mr. Barden is employed by the Company on each such vesting date. Prior to joining the Company as an officer, the Company compensated Mr. Barden or entities that he controls as a consultant for services.

On October 1, 2020, the Company entered into an employment agreement with Matthew Lourie pursuant to which Mr. Lourie agreed to serve as Interim Chief Financial Officer of the Company on a part time basis commencing on such date. The agreement provides for monthly compensation of $10,000 and an award of 57,250 options to purchase shares of common stock at an exercise price of $0.25 per share which will vest upon the earlier of (i) the Company hiring a full time chief financial officer, (ii) the listing of the Company’s common stock on a national exchange, or (iii) certain termination provisions defined in Mr. Lourie’s employment agreement. The stock options have a ten-year exercise period. The Company hired a full-time chief financial officer and Mr. Lourie resigned as chief financial officer in March 2021.

On December 16, 2020, the Company entered into an agreement with a James Purcell to serve as Chief Financial Officer with employment effective March 18, 2021. Mr. Purcell was awarded 280,000 stock options under the 2020 Plan with an exercise price of $2 per share and an exercise period of 7 years, vesting equally over 4 years. Mr. Purcell will receive cash compensation of €180,000 per year and will receive a cash bonus of €45,000 upon completion of the Company’s IPO.

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NOTE 7 –LOSS PER COMMON SHARE

The basic net loss per common share is calculated by dividing the Company's net loss available to common shareholders by the weighted average number of common shares during the year. The diluted net loss per common share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of common shares outstanding during the year. The diluted weighted average number of common shares outstanding is the basic weighted number of common shares adjusted for any potentially dilutive debt or equity. Common shares issuable under convertible debt, stock options and common stock warrants were excluded from the calculation of diluted net loss per share due to their antidilutive effect.

	Three months ended December 31,
	2020	2019
Numerator:

Net loss	$(2,750,731)	$(23,429)

Denominator:

Denominator for basic and diluted net loss per common share - weighted average of common shares	9,176,511	7,340,421

Basic and diluted net loss per common share attributed to stockholders	$(0.30)	$(0.00)

NOTE 8 – TRANSACTION WITH RELATED PARTIES

During the three months ended December 31, 2020, a related party, Gogawi Inc., which is owned by some of the initial shareholders of the Company, paid expenses of $2,340 on the Company’s behalf. The Company owed a total of $155,228 and $152,888 to Gogawi Inc. as of December 31, 2020 and September 30, 2020, respectively. The advances are due on demand and are non-interest bearing.

On November 10, 2020, the Company entered into an employment agreement with Michal Barden, a family member of the Company’s Chief Operating Officer, to serve as the Company’s marketing director. The employment agreement provides for an annual salary of $132,000, a technology allowance of $5,000, and an award of 30,000 shares of common stock in the Company, vesting in four equal annual installments.

The Company engaged a firm owned by Matthew Lourie, the Company’s prior Chief Financial Officer, to provide financial reporting services. For the three months ended December 31, 2020, the Company incurred consulting fees of $24,108 and owed the consulting company $8,802 and $13,838 as of December 31, 2020 and September 30, 2020, respectively.

NOTE 9– SUBSEQUENT EVENTS

In January and February 2021, the Company sold 250,014 shares of common stock to investors for $3 per share, receiving gross proceeds of $750,000. The company paid $30,315 of broker fees and commissions related to this fundraising and issued 8,750 warrants to purchase common stock with an exercise price of $3 per share and a term of 5 years.

F-30

Subsequent to December 31, 2020, the Company entered into an agreement with a consultant where the Company agreed to issue warrants to purchase 4,166 shares of stock with a term of 5 years at an exercise price of $3 per share, and pay $37,500 of cash for services rendered. The consultant will also receive $50,000 of consideration per year for an additional two years in a combination of cash and common stock warrants.

On February 25, 2021, the Company agreed to issue 75,000 common stock options with an exercise price of $3 per share and an exercise term of 3 years to a new Director. The options vest in equal portions annually over 3 years.

The Company’s management reviewed all material events through March 8, 2021, the date these financial statements were available to be issued for subsequent event disclosure consideration.

F-31

2,000,000 Shares

Esports Technologies, Inc.

Common Stock

Boustead Securities, LLC

Through and including _____________, 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated April 13, 2021.

1,457,831 Shares

Esports Technologies, Inc.

Common Stock

This prospectus relates to the resale of 1,457,831 shares of common stock held by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder named in this prospectus.

Any shares sold by the selling stockholders until our common stock is listed or quoted on an established public trading market will take place at $6 .00, which is the high end of the public offering price range of the shares of common stock we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders. No sales of the shares covered by this prospectus shall occur until the common stock sold in our initial public offering begin trading on the NASDAQ Capital Market.

Prior to this offering, there has been no public market for our common stock. We intend to list the common stock on the NASDAQ Capital Market under the symbol “EBET.” If our common stock is not approved for listing on the NASDAQ Capital Market, we will not consummate this offering.

On ___________, 2021, a registration statement under the Securities Act with respect to our initial public offering of shares of our common stock was declared effective by the Securities and Exchange Commission. We received approximately $___ million in net proceeds from the offering (assuming no exercise of the underwriters' over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our common stock involves significant risks. You should carefully consider the risk factors beginning on page 7 of this prospectus before you make your decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2021

Resale-1

THE OFFERING

Common Stock being offered	1,457,831 of common stock

Shares of common stock outstanding after this offering	12,648,769 shares of common stock, assuming the issuance by us of 2,000,000 shares of our common stock pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of common stock held by the selling stockholders being registered in this prospectus.

Proposed Nasdaq Symbol	EBET

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Resale-2

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock held by the selling stockholders named in this prospectus.

Resale-3

SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the selling stockholder’s beneficial ownership of shares as of the date of this prospectus.

Percentage of beneficial ownership before this offering is based on 10,648,769 shares of our common stock outstanding. We have determined beneficial ownership in accordance with the rules of the SEC. Beneficial ownership is based on information furnished by the selling stockholder. Unless otherwise indicated, the selling stockholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares it beneficially owns.

On September 1, 2020, our wholly owned subsidiary, ESEG Limited, entered into three domain purchase agreements with Esports Group, Inc., YSW Holdings, Inc. and Dover Hill, LLC, each of which is a selling stockholder, pursuant to which it acquired the following domain names: Esportsbook.com, Browserbets.com, esportsgames.com, Esportstechnologies.com, Browserbet.com, Fantasyduel.com and Esportsgamers.com. Each of the domain purchase agreements required the issuance of a 10% convertible note in the principal amount of $700,000 and the issuance of a warrant to purchase ordinary shares of ESEG. Two of these agreements also require an additional cash payment after five years, totaling $675,000. Upon our acquisition of ESEG, we exchanged the ESEG securities issued to the domain sellers for our securities. Accordingly, we issued to each of the three domain sellers a 10% convertible note in the principal amount of $700,000, which matures on March 1, 2022 and is convertible into our shares of common stock at the option of the holder at a conversion price of $0.50 per share, and we issued the three domain sellers a warrant to purchase 635,000 shares, 635,000 shares, and 745,000 shares, respectively, of our common stock at an exercise price of $0.30 per share.

The selling stockholder may offer for sale from time to time any or all of the shares. Any shares sold by the selling stockholders until our common stock is listed or quoted on an established public trading market will take place at $ 6 .00, which is the high end of the public offering price range of the shares of common stock we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. No selling shareholder is a broker dealer or an affiliate of a broker-dealer. The table below assumes that the selling stockholder will sell all of the shares offered for sale hereby. The selling stockholder is under no obligation to sell any shares pursuant to this prospectus.

Name of Beneficial Owner	Number of Shares Owned Prior to Offering	Percentage of Shares Owned Prior to Offering	Number of Shares Offered	Percentage of Shares Owned Following Offering
Esports Group, Inc. (1)	519,277	4.9%	519,277	–
YSW Holdings, Inc. (2)	519,277	4.9%	519,277	–
Vertical Holdings, LLC (3)	474,277	4.5%	374,277	Less than 1%
Dover Hill, LLC (3)	45,000	0.4%	45,000	–

(1)       Nicole Dumas has voting and dispositive power over the shares held by Esports Group, Inc. In addition to the shares of common stock set forth in the table, the selling stockholder holds a 10% convertible note in principal amount of $617,500, which matures on March 1, 2022 and is convertible at the option of the holder at a conversion price of $0.50 per share, and a five-year warrant to purchase 635,000 shares of common stock at an exercise price of $0.30 per share, each of which was received in connection with certain domain purchase agreements. The convertible note and warrant each contain a beneficial ownership limitation, which provides that a holder of the instruments will not have the right to convert or exercise, as applicable, any portion of the note or warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise, as applicable, provided that with respect to the warrant, upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding.

Resale-4

(2)       Chandler Weeks has voting and dispositive power over the shares held by YSW Holdings, Inc. In addition to the shares of common stock set forth in the table, the selling stockholder holds a 10% convertible note in principal amount of $617,500, which matures on March 1, 2022 and is convertible at the option of the holder at a conversion price of $0.50 per share, and a five-year warrant to purchase 635,000 shares of common stock at an exercise price of $0.30 per share, each of which was received in connection with certain domain purchase agreements. The convertible note and warrant each contain a beneficial ownership limitation, which provides that a holder of the instruments will not have the right to convert or exercise, as applicable, any portion of the note or warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise, as applicable, provided that with respect to the warrant, upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding.

(3)       Ryan Cravey has voting and dispositive power over the shares held by Vertical Holdings, LLC and Dover Hill, LLC. In addition to the shares of common stock set forth in the table, Dover Hill, LLC holds a 10% convertible note in principal amount of $677,500, which matures on March 1, 2022 and is convertible at the option of the holder at a conversion price of $0.50 per share, and a five-year warrant to purchase 745,000 shares of common stock at an exercise price of $0.30 per share, each of which was received in connection with certain domain purchase agreements. The convertible note and warrant each contain a beneficial ownership limitation, which provides that a holder of the instruments will not have the right to convert or exercise, as applicable, any portion of the note or warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise, as applicable, provided that with respect to the warrant, upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding.

Resale-5

SELLING STOCKHOLDER PLAN OF DISTRIBUTION

Since there is currently no public market established for our securities, the selling stockholder has represented to us that they will not offer or sell shares prior to the closing of the primary offering and listing of the common stock on the Nasdaq Capital Market. After the primary offering closes, our common stock is listed on Nasdaq and there is an established market for these resale shares, the selling stockholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed 8%.

The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling stockholders who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by Schiff Hardin LLP, Washington, DC.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Esports Technologies, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant:

Amount to be Paid
SEC Registration fee	$2,374
Financial Industry Regulatory Authority, Inc. filing fee	3,220
NASDAQ Listing fees	75,000
Printing and engraving expenses	10,000
Legal fees and expenses	200,000
Accounting fees and expenses	35,000
Transfer Agent’s fees	3,500
Miscellaneous fees and expenses	25,000

Total	$354,094

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

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The Registrant’s Articles of Incorporation and bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act:

On September 24, 2020, the Registrant entered into an exchange agreement with the members of Global E-sports Entertainment Group, LLC pursuant to which the Registrant acquired 100% of the entity and issued the members an aggregate of 7,340,421 shares of common stock.

On September 1, 2020, the Registrant’s wholly owned subsidiary, ESEG Limited, entered into three domain purchase agreements pursuant to which we issued convertible notes and warrants as consideration for the purchase price of each domain. Each of the domain purchase agreements required the issuance of a 10% convertible note in principal amount of $700,000 and the issuance of a warrant to purchase ordinary shares of ESEG. Two of these agreements also require an additional cash payment after five years, totaling $675,000. Upon the Registrant’s acquisition of ESEG, the Registrant exchanged the ESEG securities issued to the domain sellers for its securities. Accordingly, the Registrant issued each of the three domain seller a 10% convertible note in principal amount of $700,000, which matures on March 1, 2022 and is convertible at the option of the holder at a conversion price of $0.50 per share, and the Registrant issued the three domain sellers a five-year warrant to purchase 745,000 shares, 635,000 shares, and 635,000 shares, respectively, of its common stock at an exercise price of $0.30 per share.

In October and November 2020, the Registrant entered into four consulting agreements pursuant to which it issued the service providers an aggregate of 683,334 shares of common stock.

During October and November 2020, the Registrant completed a private placement of 2,000,000 shares of common stock for gross proceeds of $4.0 million. In connection with the private placement, the Registrant issued the placement agents warrants to purchase an aggregate of 173,625 shares of common stock at a purchase price of $2.00 per share. On March 30, 2020, the placement agent assigned the placement agent warrants to a non-affiliated, non-FINRA member third party for no consideration.

During January and February 2021, the Registrant completed a private placement of 250,014 shares of common stock for gross proceeds of $0.75 million. In connection with the private placement, the Registrant issued placement agents warrants to purchase an aggregate of 8,750 shares of common stock at a purchase price of $3.00 per share. On March 30, 2020, the placement agent assigned the placement agent warrants to a non-affiliated, non-FINRA member third party for no consideration.

All of the securities above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

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Item 17. Undertakings

The undersigned hereby undertakes:

(a) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on April 13, 2021.

ESPORTS TECHNOLOGIES, INC. (Registrant)

By:	/s/ Aaron Speach
Aaron Speach President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Aaron Speach
Aaron Speach	Chief Executive Officer, President and Director (Principal Executive Officer)	April 13, 2021
/s/ James Purcell
James Purcell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 13, 2021
*
Michael Nicklas	Director	April 13, 2021

*
Dennis Neilander	Director	April 13, 2021

*
Christopher S. Downs	Director	April 13, 2021

* Pursuant to power of attorney

By: /s/ Aaron Speach

Aaron Speach

Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement **
3.1	Articles of Incorporation of Esports Technologies, Inc. **
3.2	Bylaws of Esports Technologies, Inc.**
4.1	Form of Common Stock Certificate**
4.2	Form of Underwriter Warrant**
4.3	Form of Warrant issued in connection with Domain Purchase Agreements **
4.4	Form of Convertible Note issued in connection with Domain Purchase Agreements **
5.1	Opinion of Schiff Hardin LLP **
10.1	2020 Stock Plan of Esports Technologies, Inc. **
10.2	Employment Agreement between Esports Technologies, Inc. and Aaron Speach dated October 1, 2020 **
10.3	Employment Agreement between Esports Technologies, Inc. and Matthew Lourie dated October 1, 2020 **
10.4	Employment Agreement between Esports Technologies, Inc. and Bart Barden dated October 1, 2020 **
10.5	Option Agreement for License between Esports Technologies, Inc. and Colossus (IOM) Limited dated October 1, 2020 **
10.6	Employment Agreement between Esports Technologies, Inc. and James Purcell dated October 1, 2020 **
10.7	Domain Purchase Agreement between ESEG Limited and Dover Hill LLC **
10.8	Domain Purchase Agreement between ESEG Limited and Esports Group LLC **
10.9	Domain Purchase Agreement between ESEG Limited and YSW Holdings, Inc. **
10.10	Form of Independent Director Agreement **
10.11	Software License Agreement between Galaxy Group Ltd. and ESEG Limited Dated September 28, 2020+**
10.12	White Label Agreement by and between Splash Technology Limited, and Esports Technologies, Inc. dated February 5, 2021 +**
23.1	Consent of PWR CPA, LLP
23.2	Consent of Schiff Hardin LLP (included in Exhibit 5.1) **
24.1	Power of Attorney (previously included on signature page)

_____________________________

**	Previously filed.
+	Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of this exhibit.

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